UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.  )

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
MYR Group Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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INTUIT DOME

2026

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

MYR GROUP INC. IS AN EQUAL OPPORTUNITY EMPLOYER | ©2026 MYR GROUP INC. | NASDAQ: MYRG

LETTER TO SHAREHOLDERS
March 4, 2026
Dear Fellow Shareholder,
On behalf of the Board of Directors and management, we are pleased to invite you to attend the 2026 Annual Meeting of Shareholders of MYR Group Inc., which will be held virtually via live webcast at 8:00 a.m. Mountain Time on Thursday, April 23, 2026 (the “2026 Annual Meeting”). At that time, you will be able to attend, participate, and vote your shares electronically, by visiting virtualshareholdermeeting.com/MYRG2026. The virtual meeting room will open to shareholders at 7:45 a.m. Mountain Time.

We have decided to hold the 2026 Annual Meeting virtually again this year because hosting a virtual annual meeting enables greater shareholder attendance and participation from any location around the world while improving meeting efficiency and our ability to communicate effectively with our shareholders. It also reduces the cost and environmental impact of the 2026 Annual Meeting.

At the 2026 Annual Meeting, we will act on the matters described in the Notice of the 2026 Annual Meeting of Shareholders of MYR Group Inc. and the Proxy Statement that follow this letter. Shareholders of record at the close of business on February 27, 2026 are entitled to notice of, and to vote at, the 2026 Annual Meeting.

It is important that your shares are represented and voted at the 2026 Annual Meeting regardless of the size of your holdings. Even if you plan on attending and participating in the 2026 Annual Meeting, please vote as soon as possible to ensure the presence of a quorum. Instructions on how to vote early are included in the Proxy Statement section titled “QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND VOTING.” If you do not vote promptly, we may incur additional costs in soliciting proxies. Voting in advance does not deprive you of your right to attend and vote electronically during the 2026 Annual Meeting. Our Board of Directors and Management look forward to your participation in the 2026 Annual Meeting and appreciate your continued support.

Sincerely yours,

Kenneth M. Hartwick                                     Richard S. Swartz
Chair of the Board of Directors                         President and Chief Executive Officer

MYR GROUP INC.
12121 Grant Street, Suite 610
Thornton, CO 80241

YOUR VOTE IS IMPORTANT
NOTICE OF THE 2026 ANNUAL MEETING OF SHAREHOLDERS OF MYR GROUP INC.
March 4, 2026
MYR Group Inc. will hold its 2026 Annual Meeting of Shareholders on Thursday, April 23, 2026. At the meeting, shareholders will be asked to consider and act upon the following items of business discussed in the attached Proxy Statement. Please note that this Notice of Meeting does not contain all the information you should consider, and you should read the Proxy Statement in its entirety before voting.

WHEN: Thursday, April 23, 2026 at 8:00 a.m. Mountain Time
WHERE: Online at virtualshareholdermeeting.com/MYRG2026
WHO CAN VOTE: Shareholders of record at the close of business on February 27, 2026 are entitled to vote at the meeting, or any postponement or adjournment thereof.

ITEMS OF BUSINESS	BOARD RECOMMENDATIONS
Proposal 1.
Election of eight director nominees for one-year terms	FOR Each Director Nominee
Proposal 2.
Advisory approval of the compensation of our named executive officers	FOR
Proposal 3.
Ratification of the appointment of our independent registered public accounting firm	FOR
and consideration of other business properly presented at the meeting

ATTEND ONLINE: To attend and participate in the meeting, you will need the 16-digit control number included on your proxy card or voting instruction form. You may also ask questions and vote online during the meeting by following the instructions provided at virtualshareholdermeeting.com/MYRG2026. Please see page one of the accompanying Proxy Statement for details regarding the virtual meeting.
In addition, information on how to obtain access to the list of shareholders of record entitled to vote at the 2026 Annual Meeting, during the ten days before the meeting, is available by contacting the corporate secretary at Secretary@MYRgroup.com.
Important Notice Regarding the Availability of Proxy Materials for our 2026 Annual Meeting of Shareholders to be held on April 23, 2026.
This Notice of the Meeting, the Proxy Statement, the accompanying proxy card and our 2025 Annual Report on Form 10-K were first made available to shareholders on March 4, 2026 at investor.myrgroup.com/financial-information/annual-reports and at proxyvote.com.

William F. Fry
Senior Vice President, Chief Legal Officer and Secretary

PROXY STATEMENT	1
VIRTUAL MEETING FORMAT
PROXY SUMMARY	2
CORPORATE GOVERNANCE	8
Code of Ethics and Corporate Governance Principles
Director Independence
Executive Sessions of the Board
Communications with the Board and Reporting of Concerns
Board Leadership Structure
Board Authority to Retain Outside Consultants
Risk Oversight
Board and Committee Self-Evaluations
Committee Membership and Meeting Attendance
Board Refreshment
Overboarding Policy
Insider Trading Policy
NOMINATING, ENVIRONMENTAL, SOCIAL, AND CORPORATE GOVERNANCE COMMITTEE MATTERS	12
Committee Independence and Responsibilities
Criteria for Nomination to the Board of Directors
Diversity
Board Diversity Matrix
Director Succession Planning
PROPOSAL 1. ELECTION OF EIGHT DIRECTOR NOMINEES FOR ONE-YEAR TERMS	15
Vote Required
2026 Director Nominees
Non-Employee Director Compensation
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	27
COMPENSATION COMMITTEE MATTERS	28
Committee Independence and Responsibilities
Compensation Consultants
Management Succession Planning and Diversity
Compensation Risk Assessment
Compensation Committee Report
COMPENSATION COMMITTEE LETTER	31
COMPENSATION DISCUSSION AND ANALYSIS	32
Introduction
Objectives of Our Compensation Program
Key Features of Our Compensation
Components of Our Compensation
Shareholder Engagement and Say-on-Pay
2025 Target Compensation
Management’s Role in Determining Compensation
Peer Groups, Pay Mix and Use of Compensation Consultants
Analysis of 2025 Compensation Decisions and Actions
Conclusion of the CD&A

PROXY STATEMENT
We are providing the enclosed proxy materials to you in connection with the solicitation by the board of directors (collectively the “Board” and each individually, a “Director”) of MYR Group Inc. of proxies to be voted at the Annual Meeting of Shareholders to be held on Thursday, April 23, 2026 (the “2026 Annual Meeting”). We began making these proxy materials available to our shareholders at investor.myrgroup.com/financial-information/annual-reports and at proxyvote.com on or about March 4, 2026.
Throughout this proxy statement, references to “MYR Group,” the “Company,” “we,” “us,” and “our” refer to MYR Group Inc. and its consolidated subsidiaries, except as otherwise indicated or as the context otherwise requires.
VIRTUAL MEETING FORMAT
We have decided to hold the 2026 Annual Meeting virtually again this year because hosting a virtual 2026 Annual Meeting enables greater shareholder attendance and participation from any location around the world, while improving meeting efficiency and our ability to communicate effectively with our shareholders. It also reduces the costs and environmental impact of the 2026 Annual Meeting. For all of these reasons, there will not be a physical location for the 2026 Annual Meeting, and you will not be able to attend in person.
We have designed the virtual 2026 Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Our virtual 2026 Annual Meeting will be conducted on the internet via live webcast. Shareholders will be able to attend and participate online and submit questions during the 2026 Annual Meeting by visiting virtualshareholdermeeting.com/MYRG2026. Shareholders will be able to vote their shares electronically during the 2026 Annual Meeting.
Shareholders who would like to attend and participate in the 2026 Annual Meeting will need the 16-digit control number included on their proxy card or voting instruction form. The 2026 Annual Meeting will begin promptly at 8:00 a.m. Mountain time. We encourage you to access the 2026 Annual Meeting prior to the start time. Online check-in will begin at 7:45 a.m. Mountain time.
Shareholders should confirm that they have a strong internet connection if they intend to attend and participate in the 2026 Annual Meeting. Attendees should allow sufficient time to log in and ensure that they can hear streaming audio prior to the start of the 2026 Annual Meeting.
Questions and Information Accessibility
The virtual 2026 Annual Meeting format allows shareholders to communicate with us during the 2026 Annual Meeting so they can ask questions of our management and Board, as appropriate. If you wish to submit a question during the 2026 Annual Meeting, you may do so by logging into the virtual meeting platform at virtualshareholdermeeting.com/MYRG2026, typing your question into the “Ask a Question” field, and clicking “Submit.” Questions pertinent to the 2026 Annual Meeting that comply with the meeting rules of conduct will be addressed during the 2026 Annual Meeting, subject to time constraints.
Technical Difficulties
If you encounter any difficulties accessing the virtual 2026 Annual Meeting, please call the technical support number that will be posted on the virtual meeting login page for assistance. Technical support will be available beginning approximately 30 minutes prior to the start of the 2026 Annual Meeting and through its conclusion.

MYR GROUP INC. | 2026 PROXY STATEMENT	1

PROXY SUMMARY
This section introduces and provides overview information and the recommendations of the Board for each of the proposals to be voted on at the 2026 Annual Meeting, in addition to highlighting our corporate governance, business results and executive compensation. This overview of voting items does not contain all of the information that you should consider, and we encourage you to review the entire 2026 proxy statement (the “Proxy Statement”) prior to determining how you wish to vote your shares.

PROPOSAL 1. ELECTION OF EIGHT DIRECTOR NOMINEES FOR ONE-YEAR TERMS (full proposal begins on page 15)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE EIGHT DIRECTOR NOMINEES FOR A ONE-YEAR TERM.
The Board and the Nominating, Environmental, Social and Corporate Governance Committee (the “NESG Committee”) believe that each of the nominees possesses the necessary qualifications, attributes, skills and experiences to provide advice and counsel to the Company’s management and effectively oversee the business and long-term interests of the Company’s shareholders. Further biographical and qualification information for each Director nominee can be found in the full proposal.
Our Director Nominees
At our 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), shareholders approved amendments to our Restated Certificate of Incorporation (the “Certificate of Incorporation”) to phase out our classified Board so that the Board is fully declassified from and after the election of Directors at the 2026 Annual Meeting. As a result, beginning this year all Directors will stand for election each year for one-year terms.
You are being asked to vote on the election of directors, each for a term ending in 2027 and until a successor has been duly elected and qualified. Directors will be elected by the affirmative vote of a majority of votes cast in this uncontested election.

2	MYR GROUP INC. | 2026 PROXY STATEMENT

	Age	Director Since	Primary Occupation	Independent	Other Public Boards	Committee Membership			Board Recommendation
						Audit	Comp	NESG
Bradley T. Favreau	42	2016	Partner, Engine Capital Management, LLC	Yes	American Outdoor Brands, Inc.	0	✓	✓	For
Kenneth M. Hartwick	63	2015	Retired, President and Chief Executive Officer Ontario Power Generation	Yes	Denison Mine Corp.	✓	0	0	For
Ajoy H. Karna	59	2022	Finance and Strategy Executive	Yes	None	✓	0	0	For
Jennifer E. Lowry	57	2018	Finance and Strategy Executive	Yes	Clearway Energy, Inc. & MGP Ingredients	l	0	0	For
Donald C.I. Lucky, KC	63	2015	Partner, Reynolds Mirth Richards & Farmer LLP	Yes	None	0	✓	l	For
Shirin S. O'Connor	62	2020	Construction Executive	Yes	None	0	l	✓	For
Aurelie P. Richard	51	2025	Chief Financial and Strategy Officer, S&C Electric Company	Yes	None	✓	0	0	For
Richard S. Swartz	62	2019	President and Chief Executive Officer, MYR Group	No	None	x	x	x	For
lCommittee Chair
✓Committee member
x Not an independent director; therefore, does not serve on any committee.

MYR GROUP INC. | 2026 PROXY STATEMENT	3

Corporate Governance Highlights
We are committed to sound corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders and strengthens Board and management accountability.

• Separate Chair of the Board and Chief Executive Officer Positions	• Regular Executive Sessions Without Management Present
• Independent Chair of the Board	• Annual “Say-on-Pay” Shareholder Vote on Executive Compensation
• All Independent Directors Except our Current Chief Executive Officer	• 100% Independent Audit, Compensation and NESG Committees
• Majority Voting in Uncontested Elections	• Annual Engagement of Independent Executive Compensation Consultant
• Risk Oversight by Full Board and Committees	• Engagement Every Three Years of Independent Compensation Consultant for Director Compensation
• Balanced Director Ages (4 Under 60)	• Investor Outreach Program
• Board Refreshment Policy With a 15 Year Term Limit	• Stock Ownership Guidelines for Named Executive Officers and Directors
• Annual Performance Evaluation of Named Executive Officers by Directors	• Code of Business Conduct and Ethics for Officers and Directors
• Periodic Engagement of Independent Executive and Corporate Governance Consultant	• Director Overboarding Policy
• Board Authority to Retain Outside Consultants	• Board Refreshment Policy With an Expected Director Retirement Age of 72
• Four of Eight Independent Directors are Female or Racially/Ethnically Diverse	• Board and its Committees Conduct Annual Self-Evaluation Exercises

4	MYR GROUP INC. | 2026 PROXY STATEMENT

PROPOSAL 2. ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (full proposal begins on page 63)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.
The Board and the Compensation Committee seek a non-binding advisory vote to approve the compensation of our named executive officers (“NEOs”) as described under the sections entitled “Compensation Discussion and Analysis” and “Executive Compensation Tables.” The Board values shareholders’ opinions, and the Compensation Committee will consider the outcome of the advisory vote when evaluating future executive compensation decisions.

2025 Performance
Our revenues for the year ended December 31, 2025 were $3.66 billion compared to $3.36 billion and $3.64 billion for the years ended December 31, 2024 and 2023, respectively. Our net income for the year ended December 31, 2025 was $118.4 million compared to $30.3 million and $91.0 million for the years ended December 31, 2024 and 2023, respectively. As of December 31, 2025, our backlog was $2.82 billion compared to $2.58 billion and $2.51 billion as of December 31, 2024 and 2023, respectively.
Executive Compensation Highlights
Compensation decisions are based on a number of factors, including peer company data and general market data, Company performance against pre-established goals, relative performance of the Company’s stock compared to a peer group, and the experience and contributions of individual executives. At the 2025 Annual Meeting, our shareholders voted on an advisory resolution regarding the compensation of our NEOs (the “Say-on-Pay” proposal), which was approved by more than 96% of the votes represented at the 2025 Annual Meeting and entitled to vote. Our executive compensation program seeks to attract, motivate and retain executive talent and emphasizes pay for performance. Our executive compensation program includes base salary, short-term incentive compensation under our Management Incentive Plan (amended and restated as of May 1, 2014) (the “MIP”), long-term equity compensation under our 2017 Long-Term Incentive Plan (as amended and restated as of April 24, 2024) (the “LTIP”), a defined-contribution retirement plan, profit sharing, and very limited perquisites.

MYR GROUP INC. | 2026 PROXY STATEMENT	5

We continue to strive to adhere to the following best practices in executive compensation:

	WE DO:		WE DO NOT:
☑	Pay for Performance	X	Allow Hedging of our Stock
☑	Hold Annual “Say-on-Pay” Shareholder Vote	X	Allow Pledging of our Stock
☑	Require Officers and Directors to Meet Stock Ownership Guidelines	X	Provide Tax Gross-Ups
☑	Encourage Shareholder Input	X	Provide Single Trigger Cash Severance Payments and Benefits following a Change in Control
☑	Maintain a Clawback Policy	X	Allow Short-Selling of our Stock
☑	Maintain an Independent Compensation Committee	X	Guarantee Minimum Annual Cash Incentive Payments to our NEOs
☑	Conduct Annual Compensation Review and Risk Assessment	X	Provide Dividends or Dividend Equivalents on Unvested Equity
☑	Provide Incentive Compensation Based Upon Financial and Safety Performance Metrics	X	Allow Repricing of Stock Options Without Shareholder Approval
☑	Cap Annual Cash Incentive and Performance Awards	X	Grant Stock Options Below Fair Market Value as of the Grant Date
☑	Base Significant Portion of Long-Term Incentive Awards on Relative Total Shareholder Return
☑	Engage an Independent Compensation Consultant
☑	Align the Financial Interests of our NEOs with those of Shareholders

6	MYR GROUP INC. | 2026 PROXY STATEMENT

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (full proposal begins on page 67)
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Board and the Audit Committee believe that the appointment of Crowe LLP (“Crowe”) to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2026 is in the best interests of the Company and its shareholders.

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2026 ANNUAL MEETING (found on page 68)
We will also act upon any other business as may properly come before the 2026 Annual Meeting of Shareholders and any adjournments or postponements of the 2026 Annual Meeting. The Board or proxy holders will exercise their discretion on any other matters that may arise at the 2026 Annual Meeting.

MYR GROUP INC. | 2026 PROXY STATEMENT	7

CORPORATE GOVERNANCE
Shareholders and others can access our corporate governance materials, including our Certificate of Incorporation, Amended and Restated By-Laws (the “By-Laws”), committee charters, Corporate Governance Principles, Code of Business Conduct and Ethics (the “Code of Ethics”) and other corporate governance related materials on our website at investor.myrgroup.com/corporate-governance/governance-documents. Copies of these materials are also available free of charge to any shareholder who sends a written request to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241.
The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the U.S. Securities and Exchange Commission (“SEC”).
CODE OF ETHICS AND CORPORATE GOVERNANCE PRINCIPLES
Our Code of Ethics, which is applicable to all of our Directors, officers and employees, is intended to promote honest and ethical conduct, full and accurate public communication and compliance with applicable laws, rules and regulations.
Our Code of Ethics seeks to encourage diversity and social responsibility. We believe a diverse workforce provides a range of perspectives, skills and experiences that will help us meet the challenges and opportunities in our rapidly changing industries.
Our Code of Ethics calls for us to strive to reduce the impact of our operations on the environment and to promote environmental awareness at all levels of the Company by complying with all applicable environmental laws and permitting, minimizing pollution and reducing consumption of resources through waste management strategies that promote waste minimization, re-use, recovery and recycling, as appropriate and incorporating energy efficiency measures into our operations and promoting efficient energy use where commercially and economically feasible. Amendments to the Code of Ethics or any grant of a waiver from a provision of the Code of Ethics that applies to our principal executive officer, principal financial officer and principal accounting officer requiring disclosure under applicable SEC and The Nasdaq Stock Market LLC (“Nasdaq”) rules will be disclosed on our website.
Additionally, the Board has adopted Corporate Governance Principles that provide a framework for MYR Group’s corporate governance. The Corporate Governance Principles assist the Board in the exercise of its responsibilities to help confirm compliance with governing law and our policies.
DIRECTOR INDEPENDENCE
Our Corporate Governance Principles require that at least a majority of the Board qualify as independent directors under Nasdaq listing standards and any other requirements of the committees upon which he or she serves. Nasdaq listing standards have both objective tests and a subjective test for determining who is an independent director. The objective tests state, for example, that a director who is, or at any time during the past three years was, employed by the Company, is not considered independent. The subjective test requires the Board to affirmatively determine that the director does not have a relationship that would interfere with the director’s exercise of independent judgment in carrying out his or her responsibilities. Members of our Audit Committee and Compensation Committee, respectively, are subject to certain additional qualification requirements as described below under “Audit Committee Matters” and “Compensation Committee Matters.” During the Board’s annual review of director independence, the Board also considers transactions, relationships and arrangements between each director or an immediate family member of the director and each of MYR Group and our senior management.
After considering the Nasdaq listing standards and information provided by each director and director nominee, the Board, upon the recommendation of the NESG Committee, affirmatively determined that the following Director nominees are independent: Bradley T. Favreau, Kenneth M. Hartwick, Ajoy H. Karna, Jennifer E. Lowry, Donald C.I. Lucky, Shirin S. O'Connor and Aurelie P. Richard. The Board also previously affirmatively determined that William D. Patterson was independent under the Nasdaq listing standards prior to his retirement from the Board on April 24, 2025. Richard S. Swartz is currently serving as President and Chief Executive Officer (“CEO”) of the Company and therefore is not considered an independent Director.

8	MYR GROUP INC. | 2026 PROXY STATEMENT

EXECUTIVE SESSIONS OF THE BOARD
In accordance with the Corporate Governance Principles, the independent Directors meet at least twice per year in executive sessions. Executive sessions are typically held following Board meetings, without management present.
COMMUNICATIONS WITH THE BOARD AND REPORTING OF CONCERNS
The Board values and encourages constructive dialogue with shareholders and other interested parties on compensation and other important governance topics. Shareholders and other interested parties can communicate with the Directors, individually or as a group, by writing to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241 or by completing and submitting the “Information Request” form on our corporate website at www.myrgroup.com under the “Investor Resources” tab of the “Investors” section.
The Secretary forwards communications relating to matters within the Board’s purview to the appropriate Directors, communications relating to matters within a Board committee’s area of responsibility to the chair of the appropriate committee and communications relating to ordinary business matters to the appropriate Company officer. The Secretary generally does not forward complaints about service, new services suggestions, resumes and other forms of job inquiries, surveys, business solicitations, advertisements or inappropriate communications. Anyone who has a concern about the Company’s conduct, accounting, financial reporting, internal controls, or auditing matters may submit that concern anonymously or confidentially to the Company’s Anonymous Incident Reporting System.
BOARD LEADERSHIP STRUCTURE
The Board does not require the separation of the offices of the Chair of the Board (“Board Chair”) and the CEO, and our Corporate Governance Principles provide that the Board is free to choose its Board Chair in any way that it deems best for the Company at any given point in time. When determining the leadership structure that allows the Board to effectively carry out its responsibilities and represent our shareholders’ interests, the Board considers various factors, including our specific business needs, our industry’s demands, our operating and financial performance, the economic and regulatory environment, the Board’s self-evaluations, alternative leadership structures and our corporate governance policies and practices.
The Board believes that separate Board Chair and CEO positions provide strong leadership for our Company. By separating these positions, our CEO is able to focus on managing the Company’s daily operations and our Board Chair can devote their time and attention to matters of Board oversight and governance.
The Corporate Governance Principles provide that if the Board Chair is not an independent director, the Board will appoint an independent director to serve as lead director. As the Board Chair is currently an independent director, the Board does not have a separate lead independent director.
The Corporate Governance Principles provide that the Board Chair or the lead director, as applicable, has the following responsibilities, unless otherwise designated by the Board: (i) call and preside at all meetings of the Board, including executive sessions of the independent directors, (ii) serve as a non-exclusive liaison between the CEO or Board Chair, as applicable, and the independent directors, (iii) where appropriate, engage with the shareholders, and (iv) perform such other duties as the Board may establish or delegate.
All of our committee members and our committee chairs are independent.
The NESG Committee and the Board periodically review and consider this leadership structure to confirm it remains appropriate for MYR Group.
BOARD AUTHORITY TO RETAIN OUTSIDE CONSULTANTS
The Board has the necessary power and authority to request and obtain information directly from management, to retain outside consultants and to consult directly with management and employees where it deems appropriate. The Audit Committee has the sole authority to appoint, compensate, retain and oversee the Company’s independent registered public accountants. The Compensation Committee has the sole authority to engage, retain, oversee and terminate compensation advisers for our senior management compensation review and for the Directors’ compensation review. The NESG Committee has the sole authority to retain and terminate search firms used to identify director candidates.

MYR GROUP INC. | 2026 PROXY STATEMENT	9

RISK OVERSIGHT
We do not view risk in isolation but consider risk as part of our regular consideration of business strategy and decisions. Assessing and managing risk is the responsibility of management, which establishes and maintains risk management processes, including action plans and controls, to balance risk mitigation and opportunities to create shareholder value. It is management’s responsibility to anticipate, identify and communicate risks to the Board and/or its committees.
The Board has the responsibility to oversee and review certain aspects of our risk management efforts, either directly or through its committees, based upon management’s identification, assessment and mitigation of risk. We approach risk management by integrating strategic planning and operational decision-making with risk oversight by management and the Board. The Board commits extensive time and effort to discussing and establishing the Company’s strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the strategic plan review, the Board and management focus on the primary value drivers for the Company and risks facing the Company, as well as the Company’s corporate responsibilities.
Only independent Directors serve on our committees that support the Board’s oversight functions by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assesses and manages the Company’s exposure to risk, as well as the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, and assists the Board in fulfilling its risk management oversight responsibilities in the areas of financial reporting, internal controls (including internal controls over information technology systems and security), compliance with public reporting requirements and cyber security. The Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks arising from compensation policies and programs, including the review of such programs to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate any such risk. The NESG Committee assists the Board in fulfilling its risk management oversight responsibilities associated with risks primarily related to corporate governance, director succession, the composition of the Board, as well as climate, environmental, health, safety and social matters. Each of the chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.
We believe that our leadership structure supports the risk oversight function of the Board.
BOARD AND COMMITTEE SELF-EVALUATIONS
Each year, the Board and each of the Audit Committee, the Compensation Committee, and the NESG Committee conduct a self-evaluation addressing matters that the Board and committees consider relevant to their performance. These evaluations include an assessment by each Director of the performance of the Board and the committee or committees on which the Director sits. The NESG Committee oversees the evaluation process.
The Board periodically retains an independent, third-party executive and corporate governance consultant to facilitate Board and committee self-evaluations and individual director performance evaluations.
COMMITTEE MEMBERSHIP AND MEETING ATTENDANCE
Our Board designates the members and Chairs of committees based on the NESG Committee’s recommendations. The Board’s three standing committees—Audit, Compensation, and NESG—are each composed entirely of independent directors. Non-independent directors do not serve on any of the committees.
Each of the three standing committees has a written charter adopted by the Board. The charters define each committee’s roles and responsibilities. The charters are available on our website at investor.myrgroup.com/corporate-governance/governance-documents. MYR Group will provide copies of these charters free of charge to any shareholder who sends a written request to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241.

10	MYR GROUP INC. | 2026 PROXY STATEMENT

We expect Directors to regularly attend Board meetings and meetings of the committees on which they serve. In 2025, the Board held 7 meetings, the Audit Committee held 4 meetings, the Compensation Committee held 4 meetings, and the NESG Committee held 4 meetings. Each of our Directors serving during the year ended December 31, 2025 attended at least 75% of the aggregate number of meetings of the Board and committees on which they served (held during the period in which the Director served). The overall aggregate Director attendance for all Board and committee meetings was 98%. All Directors serving at the time of the 2025 Annual Meeting, attended that meeting. All current Directors are expected to attend the 2026 Annual Meeting and each annual meeting of shareholders generally.
Current membership of the standing committees is as follows:

	Audit	Compensation	NESG
Bradley T. Favreau	0	✓	✓
Kenneth M. Hartwick	✓	0	0
Ajoy H. Karna	✓	0	0
Jennifer E. Lowry	l	0	0
Donald C.I. Lucky	0	✓	l
Shirin S. O'Connor	0	l	✓
Aurelie P. Richard	✓	0	0
Richard S. Swartz	x	x	x
x Not an independent director; therefore, does not serve on any committee.
lCommittee Chair
✓Committee member
BOARD REFRESHMENT
The Board’s Corporate Governance Principles establish the general policies that (i) typically Directors will not be nominated for reelection or reappointment to the Board after fifteen years of service as a member of the Board and (ii) Directors will not be nominated for election or reelection to the Board after reaching the age of 72. Directors are expected to tender their resignations immediately following the first annual meeting of shareholders following their 72nd birthday. The Board retains its discretion to waive these policies in individual cases.
OVERBOARDING POLICY
The Board’s Corporate Governance Principles provide that Directors should serve on the boards of directors of no more than three other public companies, unless the Board determines that such simultaneous service would not impair the ability of such Director to effectively serve the Company. Directors should advise the Chair of the Board and the Chair of the NESG Committee before accepting an invitation to serve on the board of directors or audit committee of another public company. The Board takes into account the nature of and time involved in a Director’s service on other boards in evaluating the qualifications of each Director. The NESG Committee evaluates Director time commitments annually and compliance with this policy. All of our current Board members are in compliance with the Company’s overboarding policy.
INSIDER TRADING POLICY
The Company has adopted an insider trading policy and procedures that govern the purchase, sale, and other dispositions of the Company’s securities by Directors, officers, and employees, as well as by the Company itself. We believe that our insider trading policy and procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards.

MYR GROUP INC. | 2026 PROXY STATEMENT	11

NOMINATING, ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board has determined that all of the NESG Committee members are independent under the Nasdaq listing standards. The primary responsibilities of the NESG Committee include, among others:
•identifying and recommending to the Board individuals qualified to serve as Directors of the Company;
•advising the Board with respect to the Board’s size, composition, procedures and committees;
•advising the Board on corporate governance matters, including the ongoing review and assessment of the Board’s Corporate Governance Principles;
•overseeing the self-evaluation of the Board and the Board’s committees;
•assisting the board in identifying, evaluating and monitoring environmental, climate, health, safety, social, and public policy trends, issues and concerns and other corporate responsibility matters (“ESG”) that could affect MYR Group’s business activities, performance and reputation; and
•assisting the Board in determining whether the Company has appropriate policies, management systems, strategies and initiatives in place with respect to ESG matters.
CRITERIA FOR NOMINATION TO THE BOARD OF DIRECTORS
The NESG Committee is responsible for identifying, screening, and recommending candidates to the Board for Board membership in accordance with the committee’s charter, our Certificate of Incorporation, our By-Laws, our Corporate Governance Principles and additional criteria that may be considered regarding Director candidate qualifications. Candidates for nomination to the Board may be suggested by current Directors, management, shareholders, or a third-party search firm engaged to assist with director recruitment.
Aurelie P. Richard is standing for election for the first time at the 2026 Annual Meeting and was first introduced to the NESG Committee as a potential nominee by a third-party search firm retained by the NESG Committee. The NESG Committee provided the firm with guidance as to the qualifications, qualities, and skills that the NESG Committee was seeking in potential candidates, and the search firm identified candidates for the NESG Committee’s consideration.
The NESG Committee will consider candidates for nomination to the Board suggested by shareholders. Shareholder recommendations for Board candidates should be submitted in writing to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241. For information regarding how shareholders may nominate director candidates to the Board, see “2027 Annual Meeting of Shareholders - Shareholder Proposals and Nominations for the 2027 Annual Meeting” in this Proxy Statement.
In evaluating potential candidates for Board membership, the NESG Committee will make a preliminary review of a prospective candidate’s background, career experience and qualifications based on available information. If a consensus is reached by the NESG Committee that a particular candidate would likely contribute positively to the Board’s mix of skills and experiences, the NESG Committee will conduct interviews with the candidate and may invite other Board members or Company executives to interview the candidate to assess the candidate’s overall qualifications. The NESG Committee will consider the candidate against the criteria described below in the context of the Board’s then current composition and the needs of the Board and its committees and make a recommendation to the Board as to whether the candidate should be nominated for election. This evaluation process is the same for all candidates, including any director candidates identified by shareholders, and was followed with respect to Ms. Richard.

12	MYR GROUP INC. | 2026 PROXY STATEMENT

Since the identification and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and is significantly influenced by the particular needs of the Board from time to time, there is not a specific set of qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet legal requirements, the Nasdaq listing standards and the provisions of our Certificate of Incorporation, By-Laws, Corporate Governance Principles and charters of the Board’s committees. When considering nominees, the NESG Committee will take into consideration many factors including, but not limited to, a candidate’s:
•record of accomplishments in his or her field;
•ability to make a meaningful contribution to the Board’s oversight of the business and affairs of the Company;
•depth and breadth of experience at an executive, policy-making level in business, financial services, academia, law, government, technology or other areas relevant to the Company’s activities;
•personal and professional ethics, integrity and values;
•commitment to enhancing shareholder value;
•ability to exercise good judgment and provide practical insights and diverse perspectives;
•knowledge of the Company’s industry, markets and customers;
•vision, leadership and individual talents;
•absence of real and perceived conflicts of interest;
•ability and willingness to devote sufficient time to become knowledgeable about the Company and to effectively carry out the duties and responsibilities of service;
•ability to attend Board and committee meetings in person;
•ability to develop a good working relationship with other members of the Board; and
•ability to contribute to the Board’s working relationship with senior management.
When considering nominees, the NESG Committee may also consider whether the candidate possesses the qualifications, experience, attributes and skills, taken as a whole, it considers appropriate in the context of the Board’s overall composition and needs.
The Board is responsible for nominating directors for election to the Board. When considering whether our Directors, including the nominees, have the experience, qualifications, attributes and skills to serve on the Board, the Board considers the NESG Committee’s recommendations and the individual’s breadth of knowledge of our industry and customers, integrity, particular experiences, talents, business judgment, vision, leadership skills and what each individual would bring to the Board as a whole, including the information discussed in each of the Director’s individual biographies. Additionally, the Board considers and values a Director’s or Director nominee’s extensive experience as a business leader and strong understanding of business operations in general.
In evaluating Ms. Richard as a director candidate, the NESG Committee and the Board considered her experience in finance, strategy and management, as well as her mix of experiences, qualifications, attributes, and skills, and concluded that she would contribute positively to the Board’s mix of skills and experiences. After evaluating Ms. Richard in the manner described above, considering the composition of the Board as a whole, and considering input from our other independent directors and members of management, the NESG Committee recommended that she be elected to the Board.
Under the heading “Proposal 1. Election of Eight Director Nominees for One-Year Terms” we provide an overview of each nominee’s principal occupation, business experience and other directorships of publicly traded companies, together with the nominee’s qualifications, experience, key attributes and skills that the NESG Committee and the Board believe will best serve the interests of the Board, the Company and our shareholders.

MYR GROUP INC. | 2026 PROXY STATEMENT	13

DIVERSITY
MYR Group’s Board believes diversity on the Board is critical to the Company’s ability to create long-term value for its shareholders. The Board has and will continue to make diversity, including gender, race/ethnicity, national origin, career experience, and diversity of mind, key factors when considering director candidates. The Board believes that a diverse board strengthens Board performance and better positions the Board to make thoughtful decisions. Diverse backgrounds are key for our Board to provide effective governance, advice on the Company’s operations, and to assess risk and opportunities for the Company’s business. Pursuant to our Corporate Governance Principles, the NESG Committee considers the value of diversity on the Board in the director-nominee identification and nomination process. Accordingly, the NESG Committee strives to select nominees with complementary and diverse skills, backgrounds and experiences. The NESG Committee assesses the effectiveness of this approach as part of its review of the Board’s composition and as part of the Board’s and the Committee’s self-evaluation process.
In recent years our board composition has shifted and reduced its average tenure. Specifically, four new Directors have joined our Board since 2019 and the average tenure of our current Directors is 7.25 years.
BOARD DIVERSITY MATRIX
The following matrix discloses the gender and demographic backgrounds of our Board as self-identified by its members in accordance with the prior Nasdaq Listing Rule 5606. Three of our Directors identify as women, one as White/Middle Eastern, one as Asian, and two as non US-citizens. Additionally, under the definition utilized by Institutional Shareholder Services (ISS), one Director identifies as having two races/ethnicities.

Board Diversity Matrix (As of February 19, 2026)
Total Number of Directors:	8

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity
Directors	3	5
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian		1
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White (other than Middle Eastern)	3	4
Middle Eastern	1
Two or More Races or Ethnicities	1
LGBTQ+
Did Not Disclose Demographic Background
DIRECTOR SUCCESSION PLANNING
The NESG Committee regularly reviews the size and composition of the Board, which includes identifying measures to be taken so that the Board reflects the appropriate balance of knowledge, experience, skills, expertise and diversity, and recommends opportunities for adding diversity to the Board. While the NESG Committee performs the initial review of the succession plans and makes recommendations to the Board as necessary, the entire Board has the primary responsibility for Board and committee succession planning and has developed both long-term and short-term contingency plans.

14	MYR GROUP INC. | 2026 PROXY STATEMENT

PROPOSAL 1. ELECTION OF EIGHT DIRECTOR NOMINEES FOR ONE-YEAR TERMS.
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE EIGHT DIRECTOR NOMINEES FOR A ONE-YEAR TERM.
The Board currently consists of eight Directors. At our 2023 Annual Meeting, shareholders approved amendments to our Certificate of Incorporation to phase out our classified Board. As a result, at the 2026 Annual Meeting, all Directors will stand for election for one-year terms.
The NESG Committee recommended to the Board, and the Board approved, the nominations of Bradley T. Favreau, Kenneth M. Hartwick, Ajoy H. Karna, Jennifer E. Lowry, Donald C.I. Lucky, Shirin S. O’Connor, Aurelie P. Richard and Richard S. Swartz each for a term ending at the 2027 Annual Meeting or until his or her successor has been chosen and qualified.
Each of the nominees was chosen by the Board to serve as a Director because the Board and the NESG Committee believe that their qualifications, experience, background and skills, taken together, demonstrate their capacity to make a continuing meaningful contribution to the Board’s oversight of the business and affairs of the Company. Accordingly, the Board believes that the continued service of each of the nominees on the Board will serve the best interests of the Company and all of its shareholders.
If any nominee should be unavailable to serve due to an unanticipated event, the Board may designate another person as a substitute nominee or, in accordance with our By-Laws, act to reduce the total number of Directors on the Board. If the Board substitutes another nominee, the shares represented by your proxy card will be voted for the substitute nominee. None of the nominees are related to one another or to any other Director or executive officer of MYR Group or its subsidiaries by blood, marriage or adoption.
VOTE REQUIRED
Our By-Laws provide that a director nominee in an uncontested election will be elected by the majority of the votes cast by shareholders upon his or her election at a meeting for the election of directors at which a quorum is present. Under our By-Laws, a majority of votes cast means that the number of shares voted FOR the Director’s election exceeds 50% of the number of votes cast on the issue of that Director’s election (including votes FOR, and votes AGAINST, but excluding any votes to ABSTAIN or broker non-votes). If a Director in an uncontested election fails to receive the required number of votes for re-election, the Director is expected to tender his or her resignation for prompt consideration by the Board. A Director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The NESG Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.
In a contested election, where the number of director nominees exceeds the number of directors to be elected, a plurality vote standard will apply, and the director nominees who receive the most FOR votes will be elected.
In this election, because the number of director nominees does not exceed the number of directors to be elected, the election of directors at the 2026 Annual Meeting will not be a contested election. As a result, each of the nominees will be elected if the number of shares voted FOR such nominee’s election exceeds 50% of the number of votes cast on the issue of such nominee’s election (including votes FOR and votes AGAINST, but excluding any votes to ABSTAIN or broker non-votes).
If you return a proxy card without giving specific voting instructions, then your shares will be voted FOR the election of each of the nominees.

MYR GROUP INC. | 2026 PROXY STATEMENT	15

2026 DIRECTOR NOMINEES
The following is information as of February 27, 2026.

Bradley T. Favreau

Age: 42
Director Since: 2016
Independent: Yes
Committee Membership: Audit ☐ Compensation ☒ NESG ☒
Meeting Attendance: 100%
Other Current Public Directorships: American Outdoor Brands, Inc.

Mr. Favreau currently serves as Partner at Engine Capital Management, LLC (“Engine Capital Management”), which serves as the investment manager to value-oriented special situations funds that invest both actively and passively in companies undergoing change. Mr. Favreau has been at Engine Capital Management since 2013. His responsibilities include sourcing and evaluating investment opportunities as well as monitoring portfolio risk and position sizing. Mr. Favreau has served as a director and member of the Compensation Committee at American Outdoor Brands, Inc., a leading provider of outdoor lifestyle products and accessories, since 2022. From 2015 to 2017, Mr. Favreau served as a director and a member of the Audit Committee of RDM Corporation, a provider of solutions for the electronic commerce and payment processing industries. Prior to Engine Capital Management, in 2011, Mr. Favreau served as a consultant at HUSCO International, a global leader in the development and manufacture of hydraulic and electro-hydraulic controls for off-highway applications. At HUSCO International, his duties included identifying and initiating supply chain improvement initiatives. Mr. Favreau has also worked as an investment professional at Apax Partners, an international private equity investment group, and in the mergers and acquisition group at UBS AG. Mr. Favreau received a Master of Business Administration from Columbia Business School and a Bachelor of Science degree from the Kelley School of Business at Indiana University.

Qualifications, Experience, Key Attributes and Skills:

Mr. Favreau’s experience at an investment firm with investments in a broad range of industries provides the Board with additional financial and operational expertise. Such knowledge helps our Company to position itself for future growth and allocate capital effectively. Mr. Favreau’s experiences as a director and member of the Audit Committee of RDM Corporation and as a consultant at HUSCO International offer the Board additional awareness and perspectives for the Company’s oversight and risk management functions. Mr. Favreau, with his financial background and experience serving on another board of directors, has proven to be a valuable asset to the Board, the Compensation Committee and the NESG Committee.

16	MYR GROUP INC. | 2026 PROXY STATEMENT

Kenneth M. Hartwick

Age: 63
Director Since: 2015
Independent: Yes
Committee Membership: Audit ☒ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Current Public Directorships: Denison Mine Corp.

Mr. Hartwick served from 2019 until his retirement in 2024 as a Director, President and CEO for Ontario Power Generation Inc. (“OPG”), a provincial owner of power generation in Ontario, Canada and the United States. Mr. Hartwick provided transition support to OPG through October 2025. Previously, Mr. Hartwick served as Senior Vice President of Finance, Strategy, Risk & Chief Financial Officer for OPG from 2016 to 2019. From 2015 to 2016, Mr. Hartwick served as the Chief Financial Officer of Wellspring Financial Corporation, a Canadian sales financing company. Prior to joining Wellspring Financial Corporation, Mr. Hartwick served for ten years as Director, President and Chief Executive Officer of Just Energy Group Inc., an integrated retailer of commodity products. At Just Energy Group, Inc., his role included putting in place a broad set of financing arrangements for growth in North America and the United Kingdom and the expansion of the sales organization across these locations. Prior to that, Mr. Hartwick held a variety of senior executive roles, gaining an extensive financial background in the energy, consumer products and capital markets areas, including the positions of Chief Executive Officer and Chief Financial Officer at Just Energy Group, Inc., Chief Financial Officer at Hydro One, Inc. and a partner at Ernst & Young LLP. In each of these roles, Mr. Hartwick participated in the expansion and growth of the businesses and the establishment of financial platforms to support that growth.

In November 2025, Mr. Harwick was appointed as a member and Chair of Canada’s Independent Electricity System Operator’s (IESO) Board. Mr. Hartwick was also appointed to serve as a Director for Canadian Nuclear Laboratories’ Board of Directors in October 2025 and for Denison Mines Corp.’s Board of Directors in March 2025. Mr. Harwick previously served on the Board for Elexicon Energy, a regional electrical utility in Canada, from August 2025 through November 2025. Mr. Hartwick also served on the Board of Directors of Via Renewables, Inc., a retail energy services company from 2014 to 2024. From 2004 to 2016, Mr. Hartwick served on the Board of Directors of Atlantic Power Corporation, a publicly-traded power generation company in the United States and Canada. From 2014 through 2016, Mr. Hartwick served on the Board of Governors for Trent University, his alma mater. Mr. Hartwick is also a Board Member of Humber River Hospital and Investment Management Company of Ontario. Mr. Hartwick earned his Honors of Business Administration Degree from Trent University, Peterborough, Ontario and is a Certified Public Accountant.

Qualifications, Experience, Key Attributes and Skills:

Mr. Hartwick’s experience in senior executive positions, including the roles of chief executive officer and chief financial officer, brings leadership, risk management, and strategic planning experience to the Board and Audit Committee. Mr. Hartwick’s in-depth knowledge of financing initiatives as a senior executive in North American markets provides the Board with proficiencies to support business development, growth strategies and expenditure plans. Mr. Hartwick’s experience as a director of other publicly-traded companies enables him to provide insights into a variety of strategic planning, risk management, compensation, finance and governance practices. The culmination of Mr. Hartwick’s leadership in the energy industry and financial sector make him a valued advisor and highly qualified to serve as Board Chair and as a member of our Audit Committee.

MYR GROUP INC. | 2026 PROXY STATEMENT	17

Ajoy H. Karna

Age: 59
Director Since: 2022
Independent: Yes
Committee Membership: Audit ☒ Compensation ☐ NESG ☐
Meeting Attendance: 91%
Other Current Public Directorships: None

Mr. Karna served as Executive Vice President and Chief Financial Officer of Covetrus, Inc., a global animal-health technology and services company from 2022 through 2024. In 2025, Mr. Karna was named as an Advisory Board Member for Brodie Partners, an international sustainability and responsible business consultancy with particular expertise in ESG strategy, stakeholder engagement and leadership training, and stakeholder communications. Also in 2025, Mr. Karna was appointed to the board of directors and as chair of the Audit Committee of Oliver Packaging and Equipment Company, a provider of equipment and packaging for the food service industry. Additionally, in 2025 Mr. Karna began serving as an Executive Partner at Gartner, Inc. as a coach and advisor to CFOs of public and private companies. From 2012 through 2022, Mr. Karna held senior management roles with Sysco Corporation, a wholesale restaurant food distributor, including Senior Vice President, Treasury, M&A & Corporate Finance; Senior Vice President, Finance; Senior Vice President & CFO, Foodservice Europe; and Senior Vice President, Strategy and CFO International. Prior to Sysco, Mr. Karna served in various senior finance roles for PepsiCo, Inc. and its subsidiaries including Senior Vice President, Merger and Acquisitions. Prior to PepsiCo, Inc., Mr. Karna served in various finance roles of increasing responsibility for the Quaker Oats Company. Mr. Karna holds an undergraduate degree in finance from Georgetown University and a Masters of Business Administration degree from Northwestern University.

Qualifications, Experience, Key Attributes and Skills:

Mr. Karna's more than 35 years of experience in finance, strategy, and management provide the Board with added insight into financial, business, and strategic matters. Additionally, Mr. Karna’s international business, treasury, supply chain, and mergers & acquisitions experience provide value to the Board. His time with large multi-national corporations such as Sysco Corporation, and PepsiCo, Inc., as well as other companies, allows him to provide a unique perspective and serve as a valuable asset to the Board and as an important member of our Audit Committee.

18	MYR GROUP INC. | 2026 PROXY STATEMENT

Jennifer E. Lowry

Age: 57
Director Since: 2018
Independent: Yes
Committee Membership: Audit (Chair) ☒ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Current Public Directorships: Clearway Energy, Inc. & MGP Ingredients

Ms. Lowry is a finance and strategy executive. Ms. Lowry served as Vice President of Risk, Treasury and Corporate Finance for McCormick & Company, Inc., a global food company, from 2016 until her retirement in 2021. From 2012 to 2016, Ms. Lowry held senior management roles with Exelon Corporation (“Exelon”), a U.S. power generator, and Constellation Energy Group, Inc. (“Constellation”), an energy company which merged with Exelon. With Constellation she served as Treasurer and Vice President, and while at Exelon she was Senior Vice President, Generation Company Strategy. Prior to that, she held executive positions at companies within the electric power industry including Cogentrix Energy Group, Inc. and The AES Corporation, where she worked in Treasury, Corporate Finance and Project Development.

Since February 2022, Ms. Lowry has served on the board of Clearway Energy, Inc., where she currently is the chair of the Energy Risk Management Committee. Ms. Lowry previously served on the board of directors of TPI Composites, Inc. from November 2024 to May 2025 and Electriq Power Holdings, Inc. from August 2023 through May 2024. In May 2025, Ms. Lowry was named to the board of directors of MGP Ingredients and serves as their Audit Committee chair. Ms. Lowry also has served on numerous governing committees within Constellation and Exelon and previously served as Chair of the Maryland Zoo Board of Trustees. She attended Dartmouth College, where she earned a Bachelor of Arts degree and Bachelor of Engineering degree with a focus on electrical engineering, and she earned a Masters in Management from the Northwestern University Kellogg School of Management.

Qualifications, Experience, Key Attributes and Skills:

Ms. Lowry’s experience in senior executive positions, in several industries, including the electric power industry with several major utilities, brings industry knowledge and expertise, strong leadership qualities and a diverse set of finance, strategy, risk management, and governance skills to our Board. Her financial and strategic transactional experience with both national and global organizations offers unique perspectives to our Board. Additionally, Ms. Lowry achieved and holds a NACD directorship certification. Ms. Lowry’s collective leadership, experience and skillset makes her a valuable asset and highly qualified to serve on our Board and as the Chair of our Audit Committee.

MYR GROUP INC. | 2026 PROXY STATEMENT	19

Donald C.I. Lucky, KC

Age: 63
Director Since: 2015
Independent: Yes
Committee Membership: Audit ☐ Compensation ☒ NESG (Chair) ☒
Meeting Attendance: 93%
Other Current Public Directorships: None

Mr. Lucky is a construction attorney and the Construction Practice Leader at the century-old Alberta-based law firm of Reynolds Mirth Richards & Farmer LLP, where he has practiced since 1988 and previously served as Managing Partner. He has advised contractors and owners on major power projects, including oil and gas, solar, wind and carbon capture, engineering procurement and construction mega projects and more than 100 public-private finance infrastructure projects (hospitals, penitentiaries, water treatment and transportation) throughout Canada, the United States and Australia. Mr. Lucky has appeared as counsel at all levels of the Courts of Alberta and the Northwest Territories and in mediations and arbitrations as counsel and adjudicator. In addition to his practice of law, he taught Construction Law at the University of Alberta from 2002 to 2015 and has received numerous industry awards and recognitions in the area of construction law and otherwise, including being inducted into the Canadian College of Construction Lawyers in 2009. Mr. Lucky earned his Bachelor of Commerce and Bachelor of Law degrees from the University of Alberta, and his Master of Law degree from the University of Cambridge. Mr. Lucky was appointed as King’s Counsel in 2024.

Qualifications, Experience, Key Attributes and Skills:

Throughout his career as an attorney in the construction industry, Mr. Lucky has demonstrated a detailed understanding of the legal issues and risks of our current and expanding markets. Mr. Lucky’s perspective as an academic and his involvement in various energy projects in multiple countries provides the Board with valuable new ideas and perspectives. Mr. Lucky’s experience in the construction industry, along with the wealth of knowledge he has gained through advocating for contractors, gives the Board significant insight for our strategic planning as well as an understanding and awareness of the Company’s opportunities and challenges, all of which makes him highly qualified to serve as Chair of the NESG Committee and as a member on the Compensation Committee.

20	MYR GROUP INC. | 2026 PROXY STATEMENT

Shirin S. O'Connor

Age: 62
Director Since: 2020
Independent: Yes
Committee Membership: Audit ☐ Compensation (Chair) ☒ NESG ☒
Meeting Attendance: 100%
Other Public Directorships: None

Ms. O’Connor served as Corporate Vice President - Engineering, Procurement, and Construction at Microsoft Corporation, a technology company, from October 2022 through July 2025. She previously served as Vice President, Global Engineering, Global Procurement, and Quality/Continuous Improvement at Air Products and Chemicals, Inc., an industrial gases company, from 2020 to 2022. In 2020, Ms. O’Connor also served as Vice President, Project Director for Fluor Corporation’s (an engineering and construction firm) Energy and Chemicals Business Line. She has over 28 years of experience executing and leading large and mega capital projects for a wide range of industries including Energy and Chemicals, Advanced Technologies and Life Sciences, and Mining and Metals both domestically and internationally. Ms. O’Connor also previously served as Fluor’s Director of Engineering for Americas from 2018 to 2020 providing leadership oversight of engineering resources and execution in South America, US, and Canada. Prior to this role, Ms. O'Connor served as a Project Director for Fluor Corporation from 2005 to 2018. Ms. O’Connor earned a Bachelor of Science degree in electrical engineering from Clemson University and a Master of Science degree in electrical engineering from the University of South Carolina. Ms. O’Connor is also a registered professional engineer.

Qualifications, Experience, Key Attributes and Skills:

Ms. O’Connor has substantial project management, leadership, and engineering experience, including leading mega projects and support groups in the engineering construction sector. Her skills of oversight, management, and estimating of large-scale engineering, procurement and construction projects provide the Board and management with valuable insight; and contribute to the Board’s understanding of the work routinely performed by the Company. Ms. O’Connor’s ability to quickly understand large project opportunities broadens our Board’s experience and understanding of our work and the accompanying risk. Additionally, Ms. O’Connor achieved and holds a NACD directorship certification. Her experiences, including leading groups in sophisticated multinational organizations, make Ms. O’Connor well qualified to serve as the Chair of the Compensation Committee and as a member on the NESG Committee.

MYR GROUP INC. | 2026 PROXY STATEMENT	21

Aurelie P. Richard

Age: 51
Director Since: 2025
Independent: Yes
Committee Membership: Audit ☒ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Ms. Richard currently serves as Chief Financial and Strategy Officer for S&C Electric Company (“S&C”), a global provider of equipment and services for electric power systems. Prior to joining S&C in January 2019, Ms. Richard worked for 15 years at Schneider Electric, holding several executive positions in finance, strategy and human resources and developed expertise in energy management, electrical distribution systems, performance contracting and industrial automation. While there, Ms. Richard led efforts to transform the company culture, and leadership and talent management processes, defining and implementing strategies to attract, coach and develop talent and accelerate innovation. Prior to Schneider Electric, she spent nine years at Ernst & Young, in France and in the United States. Ms. Richard served as an adjunct professor at Northwestern University from October 2020 through June 2024, and also served as a board member and chair of the Finance Committee for Lycée Français de Chicago, a French International School, from June 2018 through 2024. Ms. Richard has an undergraduate degree in accounting and finance, a CPA certification, a Master’s degree in Business Administration from EM Lyon Business School in France, and also holds a certification in Science in Learning and Organizational Change from Northwestern University.

Qualifications, Experience, Key Attributes and Skills:

Ms. Richard has more than 30 years of experience in finance, strategy and management, providing the Board with added insight into financial and business matters. Additionally, Ms. Richard’s experience allows her to provide a unique perspective and serve as a valuable asset to the Board and as an important member of our Audit Committee.

22	MYR GROUP INC. | 2026 PROXY STATEMENT

Richard S. Swartz

Age: 62
Director Since: 2019
Independent: No
Committee Membership: Audit ☐ Compensation ☐ NESG ☐
Meeting Attendance: 100%
Other Public Directorships: None

Mr. Swartz was appointed President and CEO of MYR Group in 2017. Mr. Swartz also chairs the Company’s internal executive committee. Mr. Swartz has more than 40 years of industry experience. He began his career in field operations, and subsequently served in a variety of senior management positions including as the Vice President of our subsidiary Sturgeon Electric Company, Inc. (“Sturgeon Electric”) C&I division, Vice President of Sturgeon Electric’s T&D—Midwest division, Group Vice President C&I and T&D—West, and MYR Group’s Executive Vice President and Chief Operating Officer for six years, preceding his CEO appointment. Mr. Swartz was instrumental in the development and inception of project management and productivity improvement programs as well as in the formulation of several corporate safety initiatives. He spearheaded Sturgeon Electric’s participation in OSHA's Voluntary Protection Program (“VPP”) for the Mobile Workforce Demonstration Program, for which Sturgeon Electric has achieved and maintained STAR status since 2008.

Qualifications, Experience, Key Attributes and Skills:

Mr. Swartz’s 40 plus years of experience with the Company’s operations brings leadership, risk management, technical and strategic planning experience to the Board. His extensive knowledge of the Company’s personnel and capabilities provides valuable insight to the Board.

MYR GROUP INC. | 2026 PROXY STATEMENT	23

NON-EMPLOYEE DIRECTOR COMPENSATION
We use a combination of cash and equity-based compensation to attract and retain directors and to compensate directors for their service on the Board in amounts that are commensurate with their Board and committee responsibilities. The Compensation Committee reviews director compensation periodically and recommends changes to the Board when it deems them appropriate. The Compensation Committee and the Board consider analyses prepared by the Compensation Committee’s independent executive and director compensation consultant, Mercer, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. (“Mercer”), of reported director compensation practices at our peer companies. The Compensation Committee generally seeks to target our directors’ total compensation (defined as total cash compensation and total equity compensation) at or near the median total compensation of the directors of our peers.
In February 2025, at the request of our Compensation Committee, Mercer performed and presented to the Compensation Committee a study of reported non-employee director compensation practices (the “2025 Mercer Non-Employee Director Compensation Study”). The 2025 Mercer Non-Employee Director Compensation Study included comparisons of our non-employee director compensation to a peer group of companies, which assisted the Compensation Committee with designing our non-employee director compensation program to be competitive with the peer group and other companies in our markets.
According to the 2025 Mercer Non-Employee Director Compensation Study, total cash compensation compared to a group of our peers was below the 50th percentile and annual equity compensation was near the 50th percentile.
In April 2025, the Compensation Committee considered the 2025 Mercer Non-Employee Director Compensation Study and recommended to the Board, and the Board approved, changes to non-employee director compensation for 2025, which were as follows:
•Annual retainer of $90,000 (including seven in-person Board meetings and up to ten telephonic Board meetings) (increase from $80,000 in 2024);
•Additional cash compensation of $2,000 for attendance in-person and $1,000 for attendance telephonically for each additional meeting above the number of Board meetings included in the annual retainer;
•Annual retainer of $60,000 annually for the Board Chair (increase from $50,000 in 2024);
•Annual retainer of $20,000 for the Chair of the Audit Committee;
•Annual retainer of $15,000 for the Chair of the Compensation Committee;
•Annual retainer of $12,500 for the Chair of the NESG Committee;
•Annual equity award of $140,000 in the form of time-based restricted stock units (“Restricted Stock Units”) (increase from $110,000 in 2024);
•Additional annual equity award of $60,000 for the Board Chair in the form of Restricted Sock Units (increase from $50,000 in 2024); and
•Reimbursement for reasonable costs and expenses incurred in connection with attendance at Board and committee meetings.

24	MYR GROUP INC. | 2026 PROXY STATEMENT

Director Compensation Table
The following table sets forth the compensation received by each of our non-employee Directors in the year ended December 31, 2025. Beginning with the Board meeting in April 2025, our non-employee Directors received one-quarter of the annual cash retainer and one-quarter of the additional cash compensation for serving as the Chair of a board committee or as Board Chair at each quarterly board meeting, as applicable:

	DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Total ($)
Bradley T. Favreau	87,500	139,966	227,466
Kenneth M. Hartwick(4)	145,000	199,934	344,934
Ajoy H. Karna	87,500	139,966	227,466
Jennifer E. Lowry(5)	107,500	139,966	247,466
Donald C.I. Lucky(6)	100,000	139,966	239,966
Shirin S. O'Connor(7)	98,750	139,966	238,716
Aurelie P. Richard	45,000	139,843	184,843
William D. Patterson(8)	23,750	—	23,750
(1)This column reflects the cash fees earned by Directors in 2025, including fees that were paid in the form of common stock. Our non-employee Directors have the option of receiving between 10% and 60% of their annual cash retainer in the form of our common stock. In addition to fees received, the amounts in this column include the cash equivalent of the stock received by a Director making this election. In 2025, none of our Directors elected to receive shares of stock as a portion of their annual retainer.
(2)Messrs. Favreau, Karna and Lucky, and Mses. Lowry and O'Connor were each awarded 1,160 Restricted Stock Units and Mr. Hartwick was awarded 1,657 Restricted Stock Units, on April 24, 2025. Ms. Richard was awarded 758 Restricted Stock Units, on September 4, 2025. The amounts in this column represent the aggregate grant date fair value of those awards in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Compensation-Stock Compensation Topic 718, excluding the effect of estimated forfeitures. These awards vest at the end of a one-year period. These amounts are based upon the closing stock price on the date of the grant for these awards and may not correspond to the actual value that may be recognized. Assumptions used in the calculation of these amounts are included in footnote 14 to our audited consolidated financial statements for the fiscal year ended December 31, 2025, included in our 2025 Annual Report on Form 10-K (the “2025 Form 10-K”).
(3)As of December 31, 2025, Messrs. Favreau, Karna and Lucky and Mses. Lowry and O’Connor each held 1,160 unvested Restricted Stock Units, Mr. Hartwick held 1,657 unvested Restricted Stock Units and Ms. Richard held 758 unvested Restricted Stock Units.
(4)Includes cash compensation of $57,500 for Mr. Hartwick’s service as Board Chair.
(5)Includes cash compensation of $20,000 for Ms. Lowry’s service as the Chair of the Audit Committee.
(6)Includes cash compensation of $12,500 for Mr. Lucky’s services as the Chair of the NESG Committee.
(7)Includes cash compensation of $11,250 for Ms. O’Connor’s service as the Chair of the Compensation Committee.
(8)Compensation earned by Mr. Patterson during 2025 related to services he provided through his retirement from the Board on April 24, 2025 and includes cash compensation of $3,750 for Mr. Patterson’s service as the Chair of the Compensation Committee.
Director Stock Ownership
The Board has established stock ownership guidelines for our non-employee Directors to reinforce the importance of aligning the interests of our Directors and shareholders. The guidelines for non-employee Directors generally require Directors to meet an equity ownership level with a value equal to or greater than four times the annual cash retainer within five years from the date the Director was appointed to the Board. A non-employee Director has three years to meet an incremental increase in the minimum stock ownership level caused by an increase in the annual retainer. We have adopted retention requirements with respect to these stock ownership guidelines whereby Directors are expected to retain shares received through the vesting of Restricted Stock Units if they have not satisfied the required equity ownership level.

MYR GROUP INC. | 2026 PROXY STATEMENT	25

The following table sets forth each non-employee Director’s ownership as of February 27, 2026 for stock ownership guidelines purposes:

Name	Share Ownership(1) (#)	Value Of Share Ownership(2) ($)	Ownership Guideline	Current Ownership Multiple
Bradley T. Favreau	15,370	3,706,168	4.0 ×	41.2	x
Kenneth M. Hartwick	23,089	5,567,451	4.0 ×	61.9	x
Ajoy H. Karna	4,130	995,867	4.0 ×	11.1	x
Jennifer E. Lowry	11,819	2,849,915	4.0 ×	31.7	x
Donald C.I. Lucky	20,228	4,877,578	4.0 ×	54.2	x
Shirin S. O'Connor	7,220	1,740,959	4.0 ×	19.3	x
Aurelie P. Richard(3)	758	182,777	4.0 ×	2.0	x
(1)The numbers of equivalent shares in this column were calculated in accordance with the stock ownership guidelines and may differ from owned shares for SEC reporting purposes and from the Ownership of Equity Securities Table.
(2)The amounts in this column were calculated in accordance with the stock ownership guidelines by multiplying the holdings in the Share Ownership column by either the value of the stock on the date of grant or the highest reported share price for the year ended December 31, 2025 of $241.13, whichever is higher.
(3)Ms. Richard’s appointment to the Board was effective on August 26, 2025.

Trading Restrictions
Our insider trading policy, among other things, prohibits our Directors from hedging the economic risk of their stock ownership by purchasing or using, directly or indirectly, through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. The policy also prohibits trading in our securities outside of specified window periods and without pre-clearance.

26	MYR GROUP INC. | 2026 PROXY STATEMENT

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
We have a written policy and procedures, which has been adopted by the Board and is administered by the Audit Committee (the “RPT Policy”), for the review, approval and ratification of any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness), in which (i) the Company or any of its subsidiaries is or will be a participant, (ii) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and (iii) any related person has or will have a direct or indirect material interest. Under our policy, the definition of related persons includes, among others, any person who is or was, during the last fiscal year, an executive officer, Director or director nominee of the Company, any shareholder owning more than 5% of any class of our voting securities, or an immediate family member of any such person.
It is the policy of the Company to prohibit related person transactions unless the Company’s Audit Committee has determined in advance of the Company or a subsidiary entering into the transaction that it will be conducted on terms that are fair to the Company or the subsidiary and the transaction is in the best interests of the Company or the subsidiary. The Audit Committee will review all of the relevant facts and circumstances of all proposed related person transactions that require the Audit Committee’s approval and either approve or disapprove of the entry into the related person transaction, subject to the exceptions described below. In determining whether to approve or ratify a related person transaction, the Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction was undertaken in the ordinary course of business of the Company, (ii) whether the related person transaction was initiated by the Company, a subsidiary or the related person, (iii) whether the transaction with the related person is proposed to be, or was, entered into on terms no less favorable to the Company than terms that could have been reached with an unrelated third party, (iv) the purpose of, and the potential benefits to the Company of, the related person transaction, (v) the approximate dollar value of the amount involved in the related person transaction, particularly as it relates to the related person, (vi) the related person’s interest in the related person transaction, and (vii) any other information regarding the related person transaction or the related person that would be material to investors in light of the circumstances of the particular transaction.
One of the Company’s subsidiaries, Sturgeon Electric Company, Inc.(“Sturgeon”) employs three individuals related to Don Egan, the Company’s Senior Vice President and COO – C&I.
Ron Egan, brother of Don Egan, is a Logistics and Manufacturing Manager and his total annual cash and equity compensation for 2025 was approximately $141,000, which amount is generally consistent with the compensation provided to other similarly-situated employees. Ron Egan is also eligible to participate in Company benefit plans that are available to other employees in similar positions and locations.
Joshua Egan, son of Don Egan, is a General Foreman for Sturgeon and his total annual cash and equity compensation for 2025, inclusive of overtime, was approximately $137,000, which amount is generally consistent with the compensation provided to other similarly-situated employees. Joshua Egan is also eligible to participate in Company benefit plans that are available to other employees in similar positions and locations.
Seth Egan, son of Don Egan, is a Foreman for Sturgeon and his total annual cash and equity compensation for 2025, inclusive of overtime, was approximately $140,000, which amount is generally consistent with the compensation provided to other similarly-situated employees. Seth Egan is also eligible to participate in Company benefit plans that are available to other employees in similar positions and locations.
These related person transactions were reviewed and approved by the Audit Committee in accordance with the RPT Policy.

MYR GROUP INC. | 2026 PROXY STATEMENT	27

COMPENSATION COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board established the standing Compensation Committee in accordance with our By-Laws. The Board has determined that each member of the Compensation Committee qualifies as an “independent” Director as defined under the Nasdaq rules and, as a “non-employee Director” as defined in Rule 16b-3(b)(3) under the Exchange Act.
The Compensation Committee firmly believes that the compensation of our executive officers should emphasize paying for performance that contributes to our success while encouraging behavior that is in our shareholders’ long-term best interests. The Compensation Committee is responsible for assisting the Board in overseeing the Company’s compensation and employee benefit plans and practices, including its executive compensation plans and its incentive-compensation and equity-based plans. To represent and assist the Board in its oversight of the Company’s compensation practices and under its charter, the Compensation Committee performs, among others, the following tasks:
•reviews and recommends changes to the Company’s executive compensation philosophy, general compensation programs and executive benefit plans, including incentive-compensation programs and equity-based plans;
•reviews and recommends any changes to the goals and objectives of the Company’s executive compensation plans;
•annually evaluates the performance of executive officers in light of the goals and objectives of the Company’s executive compensation plans, and determines and approves, or recommends to the Board for its approval, the compensation levels of executive officers based on this evaluation;
•evaluates the appropriate level of compensation for Board and committee service on our Board and determines and approves, or recommends to the Board for its approval, the level of compensation for such service;
•establishes and reviews stock ownership guidelines for Directors and officers;
•oversees management succession, in accordance with the Board’s Corporate Governance Principles; and
•reviews and recommends to the Board the frequency with which the Company will conduct Say-on-Pay Votes and reviews and approves proposals regarding the Say-on-Pay Vote and the frequency of the Say-on-Pay Vote to be included in the Company’s proxy statement.
The Compensation Committee does not generally delegate any of its authority to other persons, although it has the power to delegate authority to subcommittees as it deems appropriate.
The “Compensation Discussion and Analysis” included in this Proxy Statement goes into further detail about the Compensation Committee’s processes for determining the appropriate levels of compensation for NEOs and Directors.
COMPENSATION CONSULTANTS
In order to fulfill its duties, the Compensation Committee has the authority to retain, at the Company’s expense, its own advisors and compensation consultants and to approve their compensation. These external compensation consultants provide the Compensation Committee with guidance on compensation trends, program designs and market research and advice and recommendations on both executive and Director compensation. They also help evaluate the competitive position of executive officers’ and Directors’ compensation and provide advice on incentive award programs. Their findings are discussed in more detail in “Compensation Discussion and Analysis.”
Compensation consultants are engaged by and report directly to the Compensation Committee on executive compensation matters and meet separately with the Compensation Committee outside the presence of management. Interaction between the compensation consultants and management is generally limited to providing necessary information and data.

28	MYR GROUP INC. | 2026 PROXY STATEMENT

As it has in prior years, the Compensation Committee directly retained Mercer to serve as its executive and Director compensation consultant. The Compensation Committee reviewed the independence of Mercer’s advisory role relative to the six consultant independence factors adopted by the SEC to guide listed companies in determining the independence of their compensation consultants, legal counsel and other advisers. Following its review, the Compensation Committee concluded that Mercer had no conflicts of interest and could provide the Compensation Committee with objective and independent executive and Director compensation advice. Mercer did not provide any services to the Company during 2025 other than those matters for which it was engaged by the Compensation Committee.
MANAGEMENT SUCCESSION PLANNING AND DIVERSITY
The Compensation Committee regularly reviews and provides input on management’s succession planning and talent management. This review includes an ongoing evaluation of management’s talent and leadership at both the workforce and senior management levels as well as an endorsement of extensive training and professional development programs for all employees. The Compensation Committee believes that a diverse workforce strengthens the Company and, accordingly, considers the importance of diversity as well as of skills, backgrounds and experiences in its review of management’s succession planning and talent management.
COMPENSATION RISK ASSESSMENT
In reviewing and approving compensation programs, the Compensation Committee considers whether the programs are likely to promote risk-taking behavior that could adversely affect the Company. The Compensation Committee has designed the Company’s compensation programs, including the Company’s incentive compensation plans, with specific features to address potential risks while rewarding employees for achieving long-term financial and strategic objectives through prudent business judgment and appropriate risk taking. The following elements have been incorporated into our programs available for our executive officers:
•A Balanced Mix of Compensation Components — The target compensation mix for the Company’s executive officers is composed of base salary, annual cash incentives and long-term equity incentives, representing a mix that is not overly weighted toward short-term cash incentives.
•Multiple Performance Metrics — The Company’s incentive compensation plans use multiple Company-wide metrics, which encourage retention of executives and focus on the achievement of objectives for the overall benefit of the Company. The incentive compensation granted under the plans in 2025 included:
◦Annual cash incentive compensation under the MIP that was dependent on multiple performance metrics, including pre-tax income and safety performance.
◦30% of the long-term incentive compensation granted under the LTIP in the form of Restricted Stock Units with three-year ratable vesting.
◦70% of the long-term incentive compensation granted under the LTIP in the form of performance awards that will cliff-vest, if earned, on December 31, 2027. The amount of the grant was allocated between awards, based on their grant date fair value, 30% will pay out based on the performance measures of return on invested capital (“ROIC”), 30% will pay out based on the relative total shareholder return (“TSR”) as compared to a group of peer companies and 10% will pay out based on the achievement of certain specified levels of Environment, Social and Governance (“ESG”) rating as compared to a group of peer companies.
•Capped Incentive Awards — Annual cash incentive awards are capped at 240% of salary for our CEO and lesser amounts for our other executive officers. The number of performance shares that can be earned is capped at 200% of target for all executive officers.

MYR GROUP INC. | 2026 PROXY STATEMENT	29

•Clawback Provisions — In accordance with the requirements of the Nasdaq listing standards, we maintain an executive officer clawback policy (the “Clawback Policy”) that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement.
•Stock Ownership Guidelines — Stock ownership guidelines call for significant share ownership for our executive officers.
•Stock Retention Policy — Executive officers are expected to retain the net shares received through the vesting of Restricted Stock Units and performance shares if they have not reached the applicable stock ownership guidelines.
•Anti-Hedging and Pledging Policy — Executive officers are expected to comply with our insider trading policy that prohibits our executive officers from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.
The Compensation Committee annually performs an assessment of compensation-related risks for all of our compensation policies and programs. These assessments include a review of multiple factors including, but not limited to, the design of compensation policies and programs, controls and approval processes and the discretion provided in the oversight of these programs. Periodically, the Compensation Committee retains outside consultants to assist in these assessments.
In 2025, the Compensation Committee retained Mercer to conduct an independent assessment of compensation-related risks for all of our policies and programs. Mercer’s assessment included a review of multiple factors including, but not limited to, the design of compensation policies and programs, controls and approval processes and the negative discretion provided in the oversight of these programs. Based on Mercer’s assessment and the Compensation Committee’s independent assessment of compensation related risks, the Compensation Committee concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In the event that the Company’s risk profile was to change, the Compensation Committee would consider appropriate adjustments in policies and practices.
COMPENSATION COMMITTEE REPORT
The Compensation Committee oversees our compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement.
In reliance on the review and discussion referred to above, the Compensation Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in our Proxy Statement to be filed with the SEC in connection with our 2026 Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Compensation Committee:	Shirin S. O’Connor, Chair Bradley T. Favreau Donald C.I. Lucky
The information contained in the above Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

30	MYR GROUP INC. | 2026 PROXY STATEMENT

COMPENSATION COMMITTEE LETTER
Dear Fellow Shareholder,

2025 saw the Company build on its long-term efforts to grow responsibly, maintain a strong focus on safety, and foster lasting relationships.
Continuing that growth in the future requires attracting, retaining and incentivizing quality talent. The Compensation Committee believes that the design of its compensation programs helps accomplish that and is an important driver of shareholder value creation. Our programs reward success when the management team’s efforts build shareholder value and limit compensation when our performance expectations are not met. We have designed our compensation programs to incentivize employees at all levels within the organization and to specifically reward our key leaders for their contributions to both our short-term and long-term performance.
We believe that the pay of our executive officers should be linked to our long-term performance. For this reason our compensation programs are designed to reward strong financial performance and safe operations. We also recognize the importance of attracting and retaining the very best employees, and we regularly review our compensation programs to confirm we are competitive with the market for quality talent. In addition, we offer extensive training and professional development programs for all employees to provide them with opportunities for meaningful career paths.
The Compensation Committee annually reviews the performance metrics and the equity compensation vehicles used in our long-term equity compensation program to confirm they are aligned with the goals we believe will drive shareholder value. Following our analysis for 2025, we concluded that the financial performance metric of return on invested capital, the market-based metric of relative total shareholder return, and an ESG-based metric to be appropriate. We believe these metrics align the long-term equity compensation opportunities of our executive officers with shareholder value creation. In addition to this focus on long-term value, we also provide short-term incentives to employees for both financial and safety performance.
In addition to our annual “Say-on-Pay” proposal, we invite our shareholders to provide feedback on our executive compensation programs, as we believe these conversations have improved and will continue to improve our programs. With the positive responses to our “Say-on-Pay” votes over recent years and based on our annual review of best practices with our independent compensation consultant, we have maintained our fundamental compensation programs and structures. Through these review processes and shareholder feedback, we continue to endeavor to improve these programs with the objective of improving shareholder value.

On behalf of the Compensation Committee,

Shirin O’Connor
Chair of the Compensation Committee

MYR GROUP INC. | 2026 PROXY STATEMENT	31

COMPENSATION DISCUSSION AND ANALYSIS
INTRODUCTION
This Compensation Discussion and Analysis (the “CD&A”) describes the objectives, principles and material components of our executive officer compensation program for our NEOs.
Named Executive Officers
Our NEOs for 2025 were as follows:

Name	Title
Richard S. Swartz	President and Chief Executive Officer
Kelly M. Huntington	Senior Vice President and Chief Financial Officer
Brian K. Stern	Senior Vice President and Chief Operating Officer–Transmission & Distribution
Don A. Egan	Senior Vice President and Chief Operating Officer–Commercial & Industrial
William F. Fry	Senior Vice President, Chief Legal Officer and Secretary
2025 Company Performance
MYR Group is a holding company of specialty electrical construction service providers that was established in 1995 through the merger of long-standing specialty contractors. Through our subsidiaries, we serve the electric utility infrastructure, commercial and industrial construction markets in the United States and Canada and have the experience and expertise to complete electrical installations of any type and size. Our Transmission and Distribution (“T&D”) customers include investor-owned utilities, cooperatives, private developers, government-funded utilities, independent power producers, independent transmission companies, industrial facility owners and other contractors. Our T&D segment provides a broad range of services on electric transmission, distribution networks, substation facilities, clean energy projects and electric vehicle charging infrastructure. T&D services include design, engineering, procurement, construction, upgrade, maintenance, and repair services with a particular focus on construction, maintenance and repair. Our Commercial & Industrial (“C&I”) customers include general contractors, commercial and industrial facility owners, government agencies and developers. Our C&I segment provides a broad range of services, which include the design, installation, maintenance and repair of commercial and industrial wiring. Typical C&I contracts cover electrical contracting services for data centers, airports, hospitals, hotels, stadiums, commercial and industrial facilities, clean energy projects, manufacturing plants, processing facilities, water/waste-water treatment facilities, mining facilities, and transportation control and management systems.
Our 2025 highlights included the following:
•revenues of $3.66 billion, an increase of 8.8% over 2024;
•backlog of $2.82 billion compared to $2.58 billion at the end of 2024; and
•net income was $118.4 million or $7.53 per diluted share compared to $30.3 million or $1.83 per diluted share in 2024.
Pay For Performance
We have designed our compensation programs to reward our key executive officers for their contributions to our short- and long-term performance and to be competitive with programs offered by companies with which we compete for executive officer talent. We believe that the pay of our NEOs should be directly linked to performance; thus, our compensation programs are designed to reward strong financial performance and safe operations.

32	MYR GROUP INC. | 2026 PROXY STATEMENT

In 2025, we exceeded our pretax financial performance goal resulting in annual cash incentive payouts above target for financial performance under the MIP. Additionally, we exceeded our targets for our total case incident rate safety performance goal, resulting in above target annual cash incentive payouts for this safety performance under the MIP. For our lost time incident rate safety performance goal we were above threshold but below target, resulting in below target annual cash incentive payouts for this safety performance goal under the MIP. Our aggregate ROIC performance for the three years ended December 31, 2025, 2024 and 2023 resulted in a payout of 111.9%, which was above target but below maximum for ROIC grants made in 2023. For the 2023 TSR performance shares, TSR performance ranked at the 31st percentile which was above threshold but below target and, therefore, 44.2% of the target number of TSR performance shares were earned.
OBJECTIVES OF OUR COMPENSATION PROGRAM
We seek to maintain the competitiveness of our executive compensation program with those of our peers and competitors. Adjustments to both overall compensation and the individual components of compensation are based on various factors, including results of compensation benchmarking studies, general economic conditions, the effects of inflation or other economic forces, changes in our business operations and the related financial results, results of our shareholder vote on our Say-on-Pay proposal and changes in the compensation practices of our competitors. We also take into account each executive officer’s individual performance when making compensation adjustments.
The primary objectives of our executive compensation program are to:
•attract, motivate and retain talented and dedicated executive officers;
•reward accountability and performance by linking compensation to the achievement of financial and safety performance goals;
•motivate executive leadership and promote behavior that aligns our executive officers’ interests with those of our shareholders;
•encourage our executive officers to develop business and build a backlog of profitable business to facilitate our long-term success;
•encourage our executive officers to develop business models and systems that seek out strategic opportunities that benefit the Company and our shareholders;
•encourage our executive officers to develop and maintain an understanding of our industry’s competitive environment and position ourselves as a leader within our industry; and
•encourage our executive officers to implement a culture of legal and regulatory compliance and a commitment to operating our business with the highest standards of professional conduct, ethics and compliance.

MYR GROUP INC. | 2026 PROXY STATEMENT	33

KEY FEATURES OF OUR COMPENSATION

We seek to adhere to executive compensation best practices
☑
Competitive Pay.   We provide our executive officers with total compensation opportunities at levels that are competitive with our peer companies, and we reward outstanding performance and the achievement of strategic goals.

☑
Capped Incentive Awards.   Annual cash incentive awards are capped at 240% of salary for our CEO and lesser amounts for our other NEOs, and the number of performance shares that can be earned is capped at 200% of target for all NEOs.

☑
Independent Compensation Consultant.   Our Compensation Committee has engaged its own independent compensation consultant, which performs an annual comprehensive market analysis of our executive compensation programs and pay levels.

☑	Peer Companies. We conduct a rigorous peer group assessment and maintain a peer group that provides a valuable comparison for compensation decisions.
☑
Clawback Policy.  In accordance with the requirements of the Nasdaq listing standards, we maintain a Clawback Policy that empowers the Company to recover certain incentive compensation erroneously awarded to a Covered Officer in the event of an accounting restatement.

☑
Risk Assessment.   The Compensation Committee performed a risk assessment and determined that no element of our compensation program was reasonably likely to have a material adverse effect on our Company.

What we do to align executive compensation with the interests of our shareholders			What we don’t do
☑
Pay for Performance.   We grant equity awards that provide a mix of retention-based awards and awards that will reward our executives for the achievement of long-term performance goals that are intended to maximize shareholder value.
⊗
No Hedging or Pledging.   We have an insider trading policy that prohibits our NEOs and employees from hedging the economic risk of their stock ownership and holding shares of the Company’s common stock in a margin account or pledging shares as collateral for a loan.

☑
“Say-on-Pay.”   We annually put our NEO compensation to an advisory vote of our shareholders and received a positive response of over 96% of the votes represented and entitled to vote on this proposal at the 2025 Annual Meeting.
⊗
No Single Trigger.   Our employment agreements with our NEOs provide for additional severance payments and benefits only on a so-called “double trigger” basis, for termination without cause or for good reason following a change of control.

☑	Stock Ownership Guidelines. We have stock ownership guidelines, with a stock retention feature, for our NEOs.	⊗	No Gross-ups. We do not include gross-up payments for excise taxes in our employment agreements.
☑	Shareholder Input. We encourage open dialogue with shareholders to solicit input and feedback on our compensation practices and policies.

34	MYR GROUP INC. | 2026 PROXY STATEMENT

COMPONENTS OF OUR COMPENSATION

Pay Component	Objective	Key Features
Base Salary	To provide a fixed level of cash compensation to reward demonstrated experience, skills and competencies relative to the market value of the job.
Varies based on skills, experience, level of responsibility and other factors.
Adjustments are considered annually based on individual performance, level of pay relative to the market and internal pay equity.

Short-Term Incentives
To reward for annual corporate performance under the MIP.
To align NEOs’ interests with those of our shareholders by linking part of their compensation with annually established financial and safety performance goals.
To retain NEOs by providing market-competitive compensation.

Annual incentive payments are cash awards based on financial, safety and individual performance objectives.
Annual cash incentive awards are capped at 240% of salary for our CEO and lower percentages for our other NEOs.

Long-Term Incentives
To reward long-term corporate performance under the LTIP.
To align NEOs’ interests with long-term shareholder interests by linking part of NEO compensation with long-term corporate performance.
To provide opportunities for wealth creation and stock ownership, which promote retention and enable us to attract talent and motivate our NEOs.
To retain NEOs by providing multi-year vesting of equity grants and multi-year performance periods.

Targeted at levels that will provide total direct compensation (salary plus short-term incentive plus long-term equity awards) competitive with our Peer Group’s (as defined below) total direct compensation.
Balances multiple objectives using different equity types, including Restricted Stock Units and performance shares to balance multiple objectives.
Restricted Stock Units vest ratably over three-year periods.
Performance stock units granted in 2025 will cliff-vest, if earned, on December 31, 2027 and the number of shares that can be earned is capped at 200% of target.

Profit Sharing Contributions to Diversified Holdings Savings Plan	To reward annual corporate performance for our employees, including our NEOs.	Contribute up to 10% of salary depending on the profitability of the Company, up to the maximum allowed by the plan.
401(k) Matching Contributions to Diversified Holdings Savings Plan	To provide certain retirement income for our employees, including our NEOs.	Provide a match of 100% of an employee’s contributions up to the first 6% of the employee’s salary, up to the maximum allowed by the plan.
Executive Perquisites	To attract and retain NEOs.	Limited programs offering perquisites such as a Company vehicle or car allowance, financial planning services and relocation expenses.
SHAREHOLDER ENGAGEMENT AND SAY-ON-PAY
At our 2025 Annual Meeting, more than 96% of the votes represented and entitled to vote on the Say-on-Pay proposal voted in support of an advisory resolution regarding the compensation of our NEOs. These results demonstrated strong shareholder support for our overall executive compensation program. The Compensation Committee considered this favorable vote and determined that our current practices and processes did not require any significant modifications to address shareholder concerns. The Compensation Committee will continue to consider the outcome of these annual advisory votes when considering future executive compensation arrangements.

MYR GROUP INC. | 2026 PROXY STATEMENT	35

In addition to our annual Say-on-Pay proposal, shareholders are encouraged to provide feedback on our corporate governance policies and our executive compensation programs, including their various components. Management reports to the Compensation Committee on issues or concerns our shareholders raise with respect to our executive compensation programs. We encourage shareholders to reach out to the Board or the Compensation Committee with any feedback on our executive compensation programs. For more information on providing feedback and the related procedures, please see “Corporate Governance—Communications with the Board and Reporting of Concerns” in this Proxy Statement.
2025 TARGET COMPENSATION
We endeavor to maintain strong compensation practices, which requires effective governance standards with respect to the oversight of our executive compensation policies and practices. Although we do not use a specific formula to determine the mix of at-risk pay that is performance-based and fixed compensation paid to our NEOs, our emphasis on pay-for-performance results in at-risk performance-based compensation (which we define as performance share awards and cash awards tied to performance) representing a significant part of our NEOs’ target compensation. In 2025, at-risk performance-based compensation represented approximately 64% of the target total direct compensation for our CEO and an average of approximately 57% of the target total direct compensation for our other NEOs, as shown in the charts below:
2025 TARGET COMPENSATION

# CEO

Performance:
Short Term
19%
Restricted Stock Units
20%
Base
Salary
16%
Performance:
Long Term
45%

# OTHER NEO

Performance:
Short Term
22%
Restricted Stock Units
15%
Base
Salary
28%
Performance:
Long Term
35%

36	MYR GROUP INC. | 2026 PROXY STATEMENT

The target total direct compensation for our CEO and other NEOs as compared to the median peer group total (as discussed below under “Peer Groups, Pay Mix and Use of Compensation Consultants”) is shown below for 2025:

	2025 Target Total Direct Compensation ($ in 000s)(1)	Median Peer Group Total Direct Compensation Based on Mercer’s 2024 Report ($ in 000s)(2)
Chief Executive Officer	$5,928	$6,108
Other NEOs(3)	$1,808	$1,321
(1)2025 target total direct compensation includes base salary, target annual cash incentive awards under our MIP and target equity awards under our LTIP, which are valued in accordance with FASB ASC Topic 718. Assumptions used in the calculation of the fair value of equity awards and vesting details are included in footnote 14 to our audited consolidated financial statements found in our 2025 Form 10-K.
(2)Mercer’s 2024 report benchmark data was not adjusted or aged to reflect inflation or other changes in the benchmark data from 2024 to 2025.
(3)Represents the average total direct compensation of Ms. Huntington and Messrs. Egan, Fry and Stern.
MANAGEMENT’S ROLE IN DETERMINING COMPENSATION
The Compensation Committee oversees the executive compensation program for our NEOs, as discussed under “Compensation Committee Matters.” Our management also plays an important role in setting the compensation of our NEOs by initially recommending various aspects of incentive compensation, including financial performance goals, safety performance goals and strategic goals relating to each NEO. Management also makes recommendations regarding the salary, short-term cash incentive awards and equity awards for our NEOs (other than with respect to our CEO). While our management makes recommendations as to the goals and awards for NEOs’ incentive compensation (other than with respect to our CEO), the Compensation Committee has final authority and complete discretion to ultimately set the compensation of our NEOs.
At the request of the Compensation Committee, our CEO presents to the Compensation Committee his evaluation of the performance of our other NEOs and his recommendations regarding their compensation. The Compensation Committee considers these evaluations and recommendations in determining our NEOs’ salaries and the amounts that may be paid under our incentive plans. To assist the Compensation Committee, management also prepares information tally sheets, which provide the Compensation Committee the information on key elements of actual realized compensation and potential realizable compensation for our NEOs so that the Compensation Committee may fully evaluate our total compensation packages. Further, the Compensation Committee discusses compensation decisions with Mercer, its independent compensation consultant, and deliberates on such decisions without management present.
PEER GROUPS, PAY MIX AND USE OF COMPENSATION CONSULTANTS
The Compensation Committee believes that it is appropriate to utilize compensation benchmarking studies of our peer and competitor companies to establish initial compensation targets because the competitiveness of our compensation practices greatly influences our ability to attract, motivate and retain top executive officer talent, which is an important determinant of our business success. However, the Compensation Committee believes compensation benchmarking studies should be considered only as a point of reference for measurement and not as the determinative factor for our NEOs’ compensation. The results of the studies do not supplant the significance of the individual performance of our NEOs that the Compensation Committee considers when making compensation decisions. Because the information provided by compensation benchmark studies is just one of the pieces of information that is used in setting executive compensation, the Compensation Committee has discretion in determining the nature and extent of its use. Further, the Compensation Committee has discretion to determine the frequency of performing benchmarking and other studies.

MYR GROUP INC. | 2026 PROXY STATEMENT	37

We annually compare our compensation program with those companies in a peer group that the Compensation Committee evaluates together with Mercer (the “Peer Group”). The companies selected for inclusion in the Peer Group, which are listed below, were selected on the basis of a number of factors, including similar industry characteristics, organization size and financial characteristics such as revenues, comparable employee count and market capitalization, as well as companies we compete with for talent. At the time of selection, all of the companies were publicly traded U.S. companies in the construction, engineering and commercial services industries with annual revenue between approximately one-third and three times our annual revenue.
The companies included in the Peer Group for the evaluation of 2025 executive compensation are as follows:

EXECUTIVE COMPENSATION PEER GROUP FOR 2025
• ABM Industries Incorporated	• Granite Construction Incorporated
• Ameresco, Inc.	• IES Holdings, Inc.
• APi Group Corporation	• Matrix Service Company
• Arcosa, Inc.	• Oceaneering International, Inc.
• Astec Industries, Inc.	• Primoris Services Corporation
• Clean Harbors, Inc.	• Sterling Construction Company, Inc.
• Comfort Systems USA, Inc.	• Tetra Tech, Inc.
• Dycom Industries, Inc.	• Tutor Perini Corporation
• Enviri Corporation	• Valmont Industries, Inc.

38	MYR GROUP INC. | 2026 PROXY STATEMENT

The Compensation Committee used the 2024 Mercer Executive Compensation Review (as defined below) to develop the 2025 executive compensation. In October 2024, Mercer performed and presented to the Compensation Committee an executive compensation study (the “2024 Mercer Executive Compensation Review”). The 2024 Mercer Executive Compensation Review included comparisons of our executive compensation programs to the Peer Group, which assisted the Compensation Committee with designing our executive compensation program for 2025 to be competitive with the Peer Group and our markets. According to the 2024 Mercer Executive Compensation Review, MYR Group was positioned below the Peer Group median of annual revenue and below the Peer Group median of market capitalization as indicated in the chart below:
2024 MERCER EXECUTIVE COMPENSATION REVIEW OF
MYR GROUP AMONG ITS PEER GROUP(1)

4,000
3,500
3,000
2,500
2,000
1,500
1,000
500
0
3,588
3,944
1,774
3,880
Annual Revenue
Market Capitalization
MYR Group ($ Millions)
Peer Group Median ($ Millions)

(1) All data in graph was taken from the 2024 Mercer Executive Compensation Review.

The Compensation Committee generally considers the median total compensation of the peer group in determining total executive compensation and allows business and individual performance to determine whether actual pay is above or below the median. The Compensation Committee believes that this review of peer group programs provides valuable information during the Compensation Committee’s review and design of both the NEOs’ overall compensation levels and individual components of compensation, including the allocation of compensation between long-term and short-term compensation and cash and non-cash compensation.
ANALYSIS OF 2025 COMPENSATION DECISIONS AND ACTIONS
2025 Base Salary
Salary is a critical element of our NEOs’ compensation because it provides them with a base level of guaranteed monthly income as compensation for services provided to the Company. The Compensation Committee generally reviews the salaries of the NEOs annually. To assist with that review, the Compensation Committee often will refer to the salaries in effect for comparable officers at companies in the Peer Group. The Compensation Committee also considers individual performance and level of responsibility, economic conditions, the Company’s financial performance, and internal comparables in reviewing salary levels. When market or merit increases are warranted, changes in salary are generally made effective during our second quarter.

MYR GROUP INC. | 2026 PROXY STATEMENT	39

When setting salaries for our NEOs for 2025, the Compensation Committee considered the 2024 Mercer Executive Compensation Review, as well as certain other factors, including those specified above. As a result, the Compensation Committee made the following decisions related to base salaries for our NEOs in 2025:

Name	2025 Base Salary	2024 Base Salary	Percentage Change
Richard S. Swartz	$950,000	$913,000	4.1%
Kelly M. Huntington	$530,000	$500,000	6.0%
Brian K. Stern	$490,000	$450,000	8.9%
Don A. Egan	$490,000	$420,000	16.7%
William F. Fry	$480,000	$455,000	5.5%
2025 Short-Term Incentive Compensation
Awards granted under the MIP are designed to provide our NEOs with annual cash performance awards to reward the achievement of certain performance goals established annually by the Compensation Committee that we believe are strongly linked to shareholder value creation. An important factor in our decision to pay our MIP awards in cash rather than in equity has been to help confirm that our compensation program remains competitive with the compensation programs of our direct competitors. The Compensation Committee established performance targets under the MIP for 2025 based on financial performance and safety performance goals designed to encourage our NEOs to increase shareholder value by focusing on growth in revenue and earnings, and to maintain and improve safety performance in operations.
The amount of the payout of awards for each NEO under the MIP for 2025 depended on the percentage of each NEO’s salary that the Compensation Committee determined to be subject to the award, our performance measured against financial and safety performance goals established by the Compensation Committee and an assessment of the NEO’s individual performance.
The basic formula for calculating the 2025 MIP payout is as follows:
The Compensation Committee determined the percentage of each NEO’s salary to be subject to an award under the plan based on position, market pay levels and our overall compensation philosophy, which emphasizes performance-based compensation. Achievement of the performance goals above the maximum level would not result in any additional payments above the maximum payout level. Any payouts under the 2025 MIP awards would be calculated by the straight-line mathematical interpolation between (i) threshold and target performance for performance lower than target but greater than threshold or (ii) target and maximum for performance greater than or equal to target but less than or equal to maximum.

40	MYR GROUP INC. | 2026 PROXY STATEMENT

In 2025, each NEO’s award opportunity was based on the Company’s (i) pre-tax income as the financial performance goal and (ii) total case incident rate and lost time incident rate as the safety performance goals. We chose these particular metrics because we believe they are strongly correlated with our success and are consistent with our compensation philosophy of linking NEO’s compensation with Company performance. The financial and safety performance goals were designed to be challenging and ambitious but also realistic enough to be attainable given a concerted effort by our NEO’s in consideration of current market and competitive conditions and trends.
In connection with its review of the percentage of each NEO’s salary that should be subject to an award under the MIP in 2025 and considering the 2024 Mercer Executive Compensation Review, the Compensation Committee set the following threshold, target and maximum award opportunities based on the achievement of financial and safety performance goals, subject to the weighting percentages set forth below:

	2025 MIP Opportunity
	(Percent of Base Salary)(1)
Name	Pre-tax Income Target	Total Case Incident Rate Target	Lost Time Incident Rate Target	Total Payout at Threshold	Total Payout at Target	Total Payout at Maximum
Mr. Swartz	84.0%	18.0%	18.0%	60.0%	120.0%	240.0%
Ms. Huntington and Messrs. Egan, Fry and Stern	56.0%	12.0%	12.0%	40.0%	80.0%	160.0%
(1)The MIP provides for a range of payouts based upon the achievement of performance goals determined by linear interpolation between achievement levels. There is no payout under the MIP unless threshold performance is achieved. Payout maximum is achieved at maximum performance.
For 2025, the levels of threshold, target and maximum performance, and the Company’s actual performance are shown in the following table:

	Threshold	Target	Maximum	2025 Results
Pre-tax Income ($000)	105,104	133,555	188,610	161,284
Total Case Incident Rate	1.47	1.10	0.73	0.92
Lost Time Incident Rate	0.17	0.13	0.09	0.14
The Compensation Committee has discretion to reduce individual payouts by up to 20% or increase them by up to 15% based on an assessment of each NEO’s individual performance throughout the year, including consideration of talent development and successor preparation, contributions toward strategic initiatives, internal controls, business development, acquisition integration and information technology initiatives. The Compensation Committee did not adjust any individual payouts based on performance in 2025.
See “Executive Compensation Tables—2025 Summary Compensation Table” for additional information on the 2025 MIP payouts to the NEOs.
2025 Long-Term Incentive Compensation
We believe that long-term performance is achieved through an ownership culture that rewards and encourages our NEOs to foster our long-term success. We believe that an effective method to reward and encourage such success is through the use of equity compensation awards. The purposes of our long-term incentive plan are to attract, motivate and retain our key employees and non-employee Directors upon whose judgment, initiative and efforts the financial success and growth of our business largely depends, to provide additional incentives to our employees and Directors through stock ownership and other rights that promote and recognize our financial success and growth, and to align management’s interests with those of our shareholders.
All long-term equity awards granted to NEOs in 2025 were made under the LTIP.

MYR GROUP INC. | 2026 PROXY STATEMENT	41

The Compensation Committee has the authority to determine who will receive long-term equity awards and the nature, amounts and limitations on those awards. The Compensation Committee also has the authority to cancel outstanding grants and substitute new grants of the same or different number of shares of stock and having exercise prices that may be the same or different than the exercise price of the cancelled grants, or amend the terms of outstanding grants, provided that such amendment does not impair the rights of the grantee without the grantee’s consent. The LTIP prohibits the repricing of outstanding stock options or stock appreciation rights without shareholder approval.
For 2025, the Compensation Committee considered the market data with respect to each NEO in the 2024 Mercer Executive Compensation Review, compensation levels of executive officers of our peer group, and compensation objectives of retention, shareholder value creation and individual and corporate performance. As a result of this review, in February 2025, the Compensation Committee approved the following mix of equity compensation awards for our NEOs:

VALUE OF 2025 LONG-TERM INCENTIVES
ESG-Based Performance Shares: 10%
ROIC-Based Performance Shares: 30%
TSR-Based Performance Shares: 30%
Time-Based Restricted Stock Units: 30%

The Compensation Committee elected this mix of equity awards because it represented an appropriate balance of the types of incentives provided by the different types of equity instruments. For example, Restricted Stock Units help to retain key employees and performance shares are designed to vary the level of rewards a NEO receives dependent upon actual corporate performance and market results that are critical to shareholders.

42	MYR GROUP INC. | 2026 PROXY STATEMENT

Time-Based Restricted Stock Units
The 30% of the equity compensation award granted to our NEOs as Restricted Stock Units will vest ratably over a three-year period beginning on the first anniversary of the grant date. The number of Restricted Stock Units was determined by dividing the amount of equity compensation allocated to Restricted Stock Units by the closing price per share of our common stock on the date of the grant.
ROIC Performance Shares
The 30% of the equity compensation award granted to our NEOs as ROIC-based performance shares can be earned based on the achievement of aggregate ROIC performance over the three-year performance period that started on January 1, 2025 and ends on December 31, 2027 compared to a target level of average ROIC. For purposes of the ROIC-based performance shares granted in 2025, ROIC, which is a non-GAAP measure that we define as return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total shareholders’ equity) at the beginning and end of each calendar year in the performance period (the “2025 ROIC”), is computed as follows:

2025 ROIC =	Net Income + ((Interest + Amortization) x (1–Tax Rate))–Dividends
Average of (Funded Debt – Cash and Marketable Securities + Total Shareholder’ Equity) at the beginning and the end of each performance year in the period
The target number of ROIC-based performance shares was determined by dividing the dollar-amount of the equity compensation award allocated to ROIC performance by the 2025 grant date closing share price of $127.04. The fair value of the shares granted were based on the closing price per share of our common stock on the date of the grant.
The ROIC performance in each of the following reporting periods will be weighted as outlined below and accumulated to determine the performance at the end of the performance period, subject to approval by the Compensation Committee:
•20% for the twelve-month period ended December 31, 2025;
•20% for the twelve-month period ending December 31, 2026;
•20% for the twelve-month period ending December 31, 2027; and
•40% for the average of the three annual periods above.
The number of ROIC-based performance shares earned can vary from zero to 200% of the target number of performance shares granted. The Compensation Committee approved an ROIC target for the 2025 ROIC-based performance shares that it believed to be challenging, but achievable. See "Forward-Looking Target Performance Grants" below for additional information. The potential award levels are calculated as the straight-line mathematical interpolation between threshold and target or between target and maximum levels:

2025 ROIC Performance	Performance Shares Earned (% of Target)
Equal to or Above the Maximum	200%
Equal to the Target	100%
Equal to the Threshold	50%
Below the Threshold	0%

MYR GROUP INC. | 2026 PROXY STATEMENT	43

TSR Performance Shares
The 30% of the equity compensation award granted to our NEOs as TSR-based performance shares can be earned based on the TSR of the Company’s stock compared to the TSR of a peer group over the performance period of the equity award grant date, March 21, 2025, to December 31, 2027. We define relative TSR as the change in the fair market value, adjusted for dividends, of the Company’s common stock compared to the change in the fair market value, adjusted for dividends, of a peer group. The measurement of change in fair market value over the performance period is based on the average closing price per share of common stock for the 20 trading days preceding the grant date, March 21, 2025, and the 20 trading days preceding and including December 31, 2027. The target number of TSR-based performance shares was determined by dividing the amount of the equity compensation award allocated to TSR performance, by the fair value of the grant, which was based on a market-based metric and, therefore, is calculated utilizing a Monte Carlo simulation. The number of TSR-based performance shares earned can vary from zero to 200% of the target number of performance shares granted. The potential award levels are calculated as the straight-line mathematical interpolation between the 25th percentile and the 50th percentile or between the 50th percentile and the 75th percentile:

Relative TSR Performance	Performance Shares Earned (% of Target)
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	25%
Less than 25th Percentile	0%
The Compensation Committee selected the TSR peer group based on each company’s industry and operational comparability. The 2025 TSR peer group was comprised of companies that are in either the peer group used in the stock performance graph in the 2025 Form 10-K, the peer group used to set 2025 executive compensation or certain industry peers recommended by Mercer. In order to be counted in the final TSR calculations, a company must remain publicly traded during the entire performance period.

The peer group of companies used for evaluating the Company’s relative TSR performance for the 2025 grant of TSR-based performance shares is as follows:

TSR PEER GROUP FOR 2025
• ABM Industries Incorporated	• IES Holdings, Inc.
• Ameresco, Inc.	• Mastec, Inc.
• APi Group Corporation	• Matrix Service Company
• Arcosa, Inc.	• Oceaneering International, Inc.
• Astec Industries, Inc.	• Primoris Services Corporation
• Clean Harbors, Inc.	• Quanta Services, Inc.
• Comfort Systems USA, Inc.	• Sterling Construction Company, Inc.
• Dycom Industries, Inc.	• Tetra Tech, Inc.
• EMCOR Group, Inc.	• Tutor Perini Corporation
• Enviri Corporation	• Valmont Industries, Inc.
• Granite Construction Incorporated

44	MYR GROUP INC. | 2026 PROXY STATEMENT

ESG Performance Shares
The 10% of the equity compensation award granted to our NEOs as ESG-based performance shares can be earned based on the ESG score of the Company compared to the ESG score of a peer group at the end of the performance period that started on January 1, 2025 and ends on December 31, 2027. We determine the relative ESG score as the total of the Company’s environment, social and governance scores, as compared to the total environment, social and governance scores of a peer group, as determined by Institutional Shareholder Services (ISS). The target number of ESG-based performance shares was determined by dividing the dollar-amount of the equity compensation award allocated to ESG performance by the 2025 grant date closing share price of $127.04. The fair value of the shares granted were based on the closing price per share of our common stock on the date of the grant. The number of ESG-based performance shares earned can vary from zero to 200% of the target number of performance shares granted. The potential award levels are calculated as the straight-line mathematical interpolation between the 25th percentile and the 50th percentile or between the 50th percentile and the 75th percentile:

Relative ESG Performance	Performance Shares Earned (% of Target)
75th Percentile or Higher	200%
50th Percentile	100%
25th Percentile	25%
Less than 25th Percentile	0%
The Compensation Committee selected the ESG peer group based on each company’s industry and operational comparability. The 2025 ESG peer group was comprised of companies that are in either the peer group used in the stock performance graph in the 2025 Form 10-K, the peer group used to set 2025 executive compensation or certain industry peers recommended by Mercer. In order to be counted in the final ESG calculations, a company must remain publicly traded during the entire performance period.
The peer group of companies used for evaluating the Company’s relative ESG performance for the 2025 grant of ESG-based performance shares is as follows:

ESG PEER GROUP FOR 2025
• ABM Industries Incorporated	• IES Holdings, Inc.
• Ameresco, Inc.	• Mastec, Inc.
• APi Group Corporation	• Matrix Service Company
• Arcosa, Inc.	• Oceaneering International, Inc.
• Astec Industries, Inc.	• Primoris Services Corporation
• Clean Harbors, Inc.	• Quanta Services, Inc.
• Comfort Systems USA, Inc.	• Sterling Construction Company, Inc.
• Dycom Industries, Inc.	• Tetra Tech, Inc.
• EMCOR Group, Inc.	• Tutor Perini Corporation
• Enviri Corporation	• Valmont Industries, Inc.
• Granite Construction Incorporated

MYR GROUP INC. | 2026 PROXY STATEMENT	45

2025 Grants of Equity Awards
With respect to each NEO, the Compensation Committee considered the 2024 Mercer Executive Compensation Review, compensation levels of executive officers of our peer group, compensation objectives of retention and shareholder value creation and individual and corporate performance, and approved equity award grants to our NEOs in the following amounts based on grant-date fair value, consistent with the presentation in the 2025 Summary Compensation Table:

Named Executive Officer	Value of 2025 Equity Grants by Grant Type
	Value of Restricted Stock Units ($)	Value of ROIC Based Performance Shares(1), (2) ($)	Value of TSR Based Performance Shares(1), (2) ($)	Value of ESG Based Performance Shares(1), (2) ($)	Total Value of Equity Awards ($)
Richard S. Swartz	1,151,364	1,151,364	1,151,330	383,788	3,837,846
Kelly M. Huntington	299,941	299,941	299,915	99,980	999,777
Brian K. Stern	269,960	269,960	269,943	89,944	899,807
Don A. Egan	269,960	269,960	269,943	89,944	899,807
William F. Fry	254,969	254,969	254,956	84,990	849,884
(1)Target awards are shown. The performance shares may be earned following a performance period ending December 31, 2027. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date.
(2)The ROIC-based and ESG-based performance shares are valued at the closing price per share of our common stock on the grant date. Because TSR is a market-based performance metric, the Company used a Monte Carlo simulation model to calculate the fair value of the grant of TSR-based performance shares in accordance with FASB ASC Topic 718, which resulted in a fair value of $187.33 per share.
2023 Performance Shares Vested in 2025
The Compensation Committee granted performance share awards in 2023 under the LTIP that could be earned based on a target level of average ROIC over the three-year performance period that started on January 1, 2023 and ended on December 31, 2025. For purposes of the ROIC-based performance shares granted in 2023, ROIC, which is a non-GAAP measure, that we define as return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning and end of each calendar year in the performance period (the “2023 ROIC”), was computed as follows:

2023 ROIC =	Net Income + ((Interest + Amortization) x (1–Tax Rate))–Dividends
Average of (Funded Debt – Cash and Marketable Securities + Total Shareholder’ Equity) at the beginning and the end of each performance year in the period
Performance is measured as the aggregate of the 2023 ROIC calculated for each of the years ended December 31, 2025, 2024 and 2023, respectively, and the average of the three years.

46	MYR GROUP INC. | 2026 PROXY STATEMENT

The 2023 ROIC threshold, target and maximum goals were 8.40%, 14.00% and 17.50%, respectively. For purposes of the ROIC-based performance shares granted in 2023, performance was calculated annually based on the ROIC achieved in each year of the three-year performance period for the years ended December 31, 2025, 2024 and 2023, each of which was weighted at 20% and the three year average, which was weighted at 40%. The computation of the ROIC performance shares awarded was as follows:

Performance Period		ROIC Achieved (1)	Incentive	Weight	Performance	Achievement
2023	ROIC	16.09%	159.66%	20.00%	31.93%	Above Target
2024	ROIC	5.61%	—%	20.00%	—%	Below Minimum
2025	ROIC	20.24%	200.00%	20.00%	40.00%	Above Maximum
3 year average ROIC		13.98%	99.82%	40.00%	39.93%	Below Target
Total Achievement					111.86%	Above Target
(1)ROIC is a non-GAAP measure. Please see Appendix B for reconciliations to the most directly comparable financial measure as reported under GAAP.
The Compensation Committee also granted performance share awards in 2023 under the LTIP that could be earned based on the TSR of the Company’s stock compared to the TSR of a peer group over the performance period of the equity award grant date, March 23, 2023, to December 31, 2025. For the 2023 performance share awards based on TSR, the TSR of the Company’s stock ranked at the 31st percentile of the TSR peer group, which was above threshold but below target and, consequently, 44.2% of the target TSR performance shares were earned.
The chart below shows the performance share payouts in 2025 for each of our NEOs that were awarded performance shares in 2023:

Named Executive Officer	Award Type	Target Award (Shares)	Earned Award (Shares)	Award Value at End of Performance Period(1) ($)
Richard S. Swartz	ROIC	6,838	7,649	1,995,624
	TSR	4,827	2,133	556,500
Kelly M. Huntington	ROIC	1,648	1,843	480,839
	TSR	1,163	514	134,103
Brian K. Stern	ROIC	643	719	187,587
	TSR	454	200	52,180
Don A. Egan	ROIC	1,159	1,296	338,126
	TSR	818	361	94,185
William F. Fry	ROIC	1,236	1,382	360,564
	TSR	872	385	100,447
(1)The vesting date was December 31, 2025, subject to the certification of the results. The award value was based on the closing stock price of $260.90 on February 18, 2026, the date the results were certified by the Compensation Committee and shares were released.

MYR GROUP INC. | 2026 PROXY STATEMENT	47

Forward-Looking Target Performance Grants
We do not publicly disclose specific, forward-looking target levels of ROIC for outstanding performance share awards because these target levels relate to executive compensation to be earned and/or paid in future years, do not reflect a fair understanding of the NEOs’ compensation for 2025 and constitute confidential commercial or financial information, the disclosure of which could cause us competitive harm with regard to short-term strategies and goals. We intend to disclose this information after the conclusion of the applicable performance period. When establishing the applicable target levels for the ROIC performance measure, we specifically considered how likely it will be for us to achieve the target levels. We believe that the threshold level will be appropriately difficult to attain, and that the target level will require considerable and increasing collective effort on the part of our employees, including our NEOs, to achieve. Achievement of the maximum level is considered to be a stretch goal given current market conditions. We cannot forecast the results of our TSR grants because it is dependent on the stock price per share in the last 20 trading days preceding and including the vest date.
Pro-Rata Earning of Shares and Acceleration of Vesting
Under the terms of the grant agreements, a NEO may earn a pro-rata share of performance shares in the event of his or her death, disability, retirement after reaching normal retirement age (defined as the earlier of age 62 or 55 years old and 10 years of service with the Company) or termination without “cause” or for “good reason.” The vesting of performance shares may be accelerated in the event of a NEO’s termination without “cause” or for “good reason” following a “change in control.” Additional information regarding these awards may be found in the 2025 Summary Compensation Table, the 2025 Grants of Plan-Based Awards Table and under “Potential Payments Upon Termination or Change in Control.”
Change in Control
As part of our long-term incentive plan, we include a “change in control” provision that more closely aligns our interests with those of the NEOs in the event of a change in control by allowing the Compensation Committee to adjust long-term incentive equity awards to maintain and protect the rights of the participants in the event of a change in control.
Other Compensation
At its discretion, the Compensation Committee may authorize profit sharing contributions to the Diversified Holdings Savings Plan (our “401(k) Plan”) accounts of our employees, including our NEOs, subject to applicable limitations. For 2025, the NEOs were awarded 9% of their eligible salary in profit sharing contributions.
Additionally, our employees, including our NEOs, receive matching contributions under our 401(k) Plan. We match 100% of an employee’s contributions up to the first 6% of such employee’s salary, up to the maximum allowed by the plan.
Each NEO is eligible to utilize the financial planning service paid by the Company.
Each NEO is also eligible to participate in all other benefit plans and programs that are or in the future may be available to our other executive employees, including any health insurance or health care plan, life insurance, disability insurance, retirement plan, vacation and sick leave plan and other similar plans. In addition, each NEO is eligible for certain other benefits that are generally available to our employees, including reimbursement of business and entertainment expenses, reimbursement of relocation expenses and perquisites, including the choice of a car allowance or the use of a company car with a gas card. The Board may revise, amend or add to the executive officer’s benefits and perquisites as it deems advisable.
The benefits described in this section are paid to remain competitive in the marketplace. Amounts relating to certain of these benefits may be found in the “All Other Compensation” column of the “Executive Compensation Tables—2025 Summary Compensation Table.”

48	MYR GROUP INC. | 2026 PROXY STATEMENT

Employment Agreements, Severance Benefits and Change in Control Provisions
Mr. Swartz entered into an employment agreement in connection with our private placement in 2007. Mr. Swartz’s employment agreement was amended and restated in April 2017 to replace the excise tax gross-up provisions in favor of a modified cut-back approach, which is consistent with the provisions that the Company has included in new employment agreements since 2011. In January 2023, Ms. Huntington entered into an employment agreement in connection with her appointment as Senior Vice President and Chief Financial Officer that was effective in February 2023. Mr. Stern entered into an employment agreement in March 2024 in connection with his appointment as a Senior Vice President and Chief Operating Officer T&D. Mr. Egan entered into an employment agreement in connection with his appointment as Senior Vice President and Chief Operating Officer C&I in May 2023. Mr. Fry entered into an employment agreement in connection with his appointment as Vice President and Chief Legal Officer and Secretary in January 2019. These employment agreements (each an “Employment Agreement” and collectively, the “Employment Agreements”) provide for severance payments and benefits upon a termination of an NEO’s employment without “cause” or resignation for “good reason,” as further described below under “Executive Compensation Tables—Employment Agreements.” We compete for executive talent in a highly competitive market in which companies routinely offer similar benefits to NEOs. We view the cash severance and continuation of health and welfare benefits provided by these agreements as appropriate for the NEOs who may not be in a position to readily obtain comparable employment within a reasonable period of time due to the restrictive covenants, including a one-year non-compete covenant, in the Employment Agreements.
In addition, the Employment Agreements provide for additional severance payments and benefits upon a termination of a NEO’s employment without “cause” or resignation for “good reason” within one year following a change in control (in other words, only on a so-called “double trigger” basis). We believe that providing change in control benefits reduces the potential reluctance of our NEOs to pursue potential change in control transactions that may be in our best interest while simultaneously preserving neutrality in negotiating and executing transactions that are favorable to us. The Compensation Committee maintains a policy that it will not include gross-up payments for excise taxes as a result of a change in control pursuant to any new employment agreement. Accordingly, the Employment Agreements do not include any provisions to provide gross-up payments for excise taxes as a result of a change in control. Details regarding severance payments and benefits payable upon a termination of a NEO’s employment following a change in control are described under “Executive Compensation Tables—Employment Agreements” and “— Potential Payments Upon Termination or Change in Control.”
Stock Ownership Guidelines and Retention
In order to align the interests of our executives with those of our shareholders, our NEOs are expected to attain levels of beneficial stock ownership measured based on a multiple of his or her annual base salary, as set forth below:

Position	Stock Ownership Guideline
Chief Executive Officer	5× base salary
All Other Named Executive Officers	3× base salary
Under our stock ownership guidelines, our NEOs are expected to attain levels of beneficial stock ownership within five years from the later of the date of the NEO’s appointment to a position subject to the guidelines and three years from the effective date of an increase in compensation. We have adopted retention requirements with respect to these stock ownership guidelines whereby NEOs are expected to retain the net shares received through the vesting of Restricted Stock Units and performance shares if they have not reached the applicable stock ownership guidelines.

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The following table sets forth each NEO’s ownership as of February 27, 2026:

Name	Share Ownership (#)(1)	Value Of Share Ownership ($)(2)	Ownership Guideline	Current Ownership Multiple
Richard S. Swartz	166,496	40,147,180	5.0 x	42.3	x
Kelly M. Huntington	7,547	1,819,808	3.0 x	3.4	x
Brian K. Stern(3)	5,004	1,206,615	3.0 x	2.5	x
Don A. Egan	8,622	2,079,023	3.0 x	4.2	x
William F. Fry	17,585	4,240,271	3.0 x	8.8	x
(1)The amounts of equivalent shares in this column were calculated in accordance with the stock ownership guidelines and may differ from owned shares for SEC reporting purpose and from the Ownership of Equity Securities Table.
(2)The amounts in this column were calculated in accordance with the stock ownership guidelines by multiplying the holdings in the Share Ownership column by either the value of the stock on the date of grant or the highest reported share price for the year ended December 31, 2025 of $241.13, whichever is higher.
(3)Mr. Stern became subject to the stock ownership guidelines for other NEOs in 2024 upon his appointment as Senior Vice President and Chief Operating Officer T&D.
Trading Restrictions
We also have an insider trading policy which, among other things, prohibits NEOs from hedging the economic risk of their stock ownership by purchasing or using directly or indirectly through family members or other persons or entities, financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), holding shares of the Company’s common stock in a margin account, pledging shares as collateral for a loan or short-selling the Company’s securities. Among other restrictions, the policy also prohibits trading in our securities outside of specific window periods and without pre-clearance.
Clawback Arrangements
In accordance with the requirements of the Nasdaq listing standards, we maintain an executive officer clawback policy (the “Clawback Policy”) that empowers the Company to recover certain incentive compensation erroneously awarded to a current or former “Section 16 officer” of the Company, as defined in Rule 16a-1(f) under the Exchange Act (a “Covered Officer”), in the event of an accounting restatement.
Equity Grant Practices
The Company generally grants annual equity awards in the first quarter of each year, following approval by the Compensation Committee. The Compensation Committee and the Board do not take into account material non-public information when determining the timing or terms of equity awards. In 2025, we did not grant new stock options, stock appreciation rights, or similar option-like awards to our NEOs.
CONCLUSION OF THE CD&A
We have designed and administer our compensation programs in a manner that emphasizes the retention of our NEOs and rewards them appropriately for positive results. We monitor the programs in recognition of the dynamic marketplace in which we compete for talent and will continue to emphasize pay-for-performance and equity-based incentive plans that reward our NEOs for results aligned with the interests of our shareholders.

50	MYR GROUP INC. | 2026 PROXY STATEMENT

EXECUTIVE COMPENSATION TABLES
2025 SUMMARY COMPENSATION TABLE
The following table shows the compensation earned by our NEOs for the fiscal years ended December 31, 2025, 2024 and 2023:

Name and Principal Position	Year	Paid Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)
Richard S. Swartz President and Chief Executive Officer	2025	941,461	—	3,837,846	1,572,514	35,400	6,387,221
	2024	923,558	—	3,286,421	—	51,600	4,261,579
	2023	870,000	—	2,654,850	1,055,746	42,315	4,622,911
Kelly M. Huntington Senior Vice President, Chief Financial Officer	2025	523,077	—	999,777	582,460	38,525	2,143,839
	2024	494,615	—	749,623	235,852	54,742	1,534,832
	2023	423,077	100,000	639,723	326,712	167,145	1,656,657
Brian K. Stern Senior Vice President, Chief Operating Officer T&D	2025	480,769	—	899,807	535,350	43,169	1,959,095
	2024	451,923	—	599,690	215,495	51,600	1,318,708
Don A. Egan Senior Vice President, Chief Operating Officer C&I	2025	473,846	—	899,807	527,641	35,400	1,936,694
	2024	420,577	—	599,690	200,548	51,600	1,272,415
	2023	378,588	—	449,905	292,356	44,135	1,164,984
William F. Fry Senior Vice President, Chief Legal Officer and Secretary	2025	474,231	—	849,884	528,069	35,400	1,887,584
	2024	457,500	—	599,690	218,154	51,600	1,326,944
	2023	426,250	—	479,780	329,162	44,436	1,279,628
(1)Represents the aggregate grant date fair value of stock awards, including Restricted Stock Units and performance shares granted under the LTIP during the applicable period in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts and vesting details are included in footnote 14 to our 2025 Form 10-K. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date (target performance). These amounts reflect our accounting expense for these awards and do not correspond to the actual value that may be recognized by the officers. Below is a breakout of the 2025 performance share grant date fair values assuming probable performance and maximum performance (in the case of maximum, based on the maximum number of shares multiplied by the fair value on the grant date):

Named Executive Officer	Probable Performance (Target) ($)	Maximum Performance ($)
Richard S. Swartz	2,686,482	5,372,964
Kelly M. Huntington	699,836	1,399,672
Brian K. Stern	629,847	1,259,694
Don A. Egan	629,847	1,259,694
William F. Fry	594,915	1,189,830
(2)Represents the dollar value of the cash awards earned under our MIP by the NEOs for fiscal 2025, 2024 and 2023. For further details regarding the MIP, see “Compensation Discussion and Analysis—Analysis of 2025 Compensation Decisions and Actions—2025 Short-Term Incentive Compensation” above.
(3)The following supplemental table describes the items of compensation reported in this column for 2025:

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Name	401(k) Matching Contribution ($)	Profit Sharing Contribution ($)	Automobile and Other Travel Expenses(a) ($)	Financial Planning Services(b) ($)
Richard S. Swartz	21,000	—	14,400	—
Kelly M. Huntington	21,000	—	14,400	3,125
Brian K. Stern	21,000	—	14,400	7,769
Don A. Egan	21,000	—	14,400	—
William F. Fry	21,000	—	14,400	—
a.The Company provides each NEO with an auto allowance or the use of a Company owned vehicle. The amount provided is equal to the maximum auto allowance and may differ from the NEO's taxable income.
b.Each NEO is eligible for reimbursement of up to $10,000 of financial planning services, reimbursement is provided for services that were incurred in 2025 and request for reimbursement was made within 90 days of the end of the year.
2025 GRANTS OF PLAN-BASED AWARDS
The following table sets forth the estimated future payouts for grants of awards made to each of the NEOs of the Company as of December 31, 2025, under the MIP and LTIP for 2025:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Performance Metric	Threshold (#)	Target (#)	Maximum (#)
Richard S. Swartz		564,877	1,129,753	2,259,506
	3/21/2025				TSR	1,536	6,146	12,292		1,151,330
	3/21/2025				ROIC	4,531	9,063	18,126		1,151,364
	3/21/2025				ESG	755	3,021	6,042		383,788
	3/21/2025								9,063	1,151,364
Kelly M. Huntington		209,231	418,462	836,923
	3/21/2025				TSR	400	1,601	3,202		299,915
	3/21/2025				ROIC	1,180	2,361	4,722		299,941
	3/21/2025				ESG	196	787	1,574		99,980
	3/21/2025								2,361	299,941
Brian K. Stern		192,308	384,615	769,230
	3/21/2025				TSR	360	1,441	2,882		269,943
	3/21/2025				ROIC	1,062	2,125	4,250		269,960
	3/21/2025				ESG	177	708	1,416		89,944
	3/21/2025								2,125	269,960
Don A. Egan		189,538	379,077	758,154
	3/21/2025				TSR	360	1,441	2,882		269,943
	3/21/2025				ROIC	1,062	2,125	4,250		269,960
	3/21/2025				ESG	177	708	1,416		89,944
	3/21/2025								2,125	269,960
William F. Fry		189,692	379,385	758,770
	3/21/2025				TSR	340	1,361	2,722		254,956
	3/21/2025				ROIC	1,003	2,007	4,014		254,969
	3/21/2025				ESG	167	669	1,338		84,990
	3/21/2025								2,007	254,969
(1)These amounts reflect the threshold, target and maximum annual cash incentive compensation amounts that could have been earned by each NEO during 2025 based on the achievement of annual performance goals under the MIP. For further details regarding the MIP, see “Compensation Discussion and Analysis—Analysis of 2025 Compensation Decisions and Actions—2025 Short-Term Incentive Compensation” above. Actual amounts awarded under the MIP that were earned in 2025 are disclosed in the “Executive Compensation Tables—2025 Summary Compensation Table.”

52	MYR GROUP INC. | 2026 PROXY STATEMENT

(2)These amounts reflect the threshold, target and maximum number of ROIC-based performance shares, TSR-based performance shares and ESG-based performance shares granted on March 21, 2025 under the LTIP. The ROIC-based performance shares will ultimately vest, if earned, upon the achievement of performance goals over the January 1, 2025 to December 31, 2027 performance period. The TSR-based performance shares will ultimately vest, if earned, upon the achievement of performance goals compared to a peer group at the end of the performance period that started on March 21, 2025 and ends December 31, 2027. The ESG-based performance shares will ultimately vest, if earned, upon the achievement of performance goals compared to a peer group at the end of the performance period that started on January 1, 2025 and ends December 31, 2027.
(3)This column contains the Restricted Stock Unit awards only. The Restricted Stock Unit awards granted on March 21, 2025 under the LTIP to the NEOs will vest ratably over a three-year period beginning on the first anniversary of the grant date.
(4)Represents the aggregate grant date fair value of Restricted Stock Units and performance shares granted under the LTIP during the fiscal year ended December 31, 2025 in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. The values of the performance shares have been calculated taking into consideration the probable outcome of the respective performance conditions as of the grant date (target performance). The fair value per share of the Restricted Stock Units, ROIC-based performance awards and ESG-based performance awards granted on March 21, 2025 was the grant date closing share price of $127.04. The fair value per share of the TSR-based performance awards granted on March 21, 2025, which are based on a market-based performance measure was $187.33, as determined using a Monte Carlo simulation. Assumptions used in the calculation of these amounts and vesting details are included in footnote 14 to our audited consolidated financial statements in our 2025 Form 10-K. These amounts reflect our expected accounting expense for these awards and may not correspond to the actual value that may be recognized by the officers.
EMPLOYMENT AGREEMENTS
Under each Employment Agreement, the NEO is eligible to receive salary, an annual cash incentive award, as defined under the MIP, severance pay under certain conditions, use of a Company car and gas card or a car allowance in accordance with the Company’s policy, and is eligible to participate in all incentive, 401(k) Plan, profit sharing, health and welfare benefit plans, policies and arrangements applicable generally to our other similarly-situated executive officers. Subject to prior notice, each Employment Agreement automatically renews annually for an additional one-year term.
Each Employment Agreement contains non-competition covenants restricting the ability of the NEO to compete with us, to solicit our clients or to recruit our employees during the term of his or her employment and for a period of one year thereafter and prohibiting him or her from disclosing confidential information and trade secrets at any time during or after his or her employment.
Each Employment Agreement generally terminates upon the NEO’s:
•death;
•disability;
•termination for cause by the Company or without good reason by the employee;
•termination without cause or for good reason; or
•termination without cause or for good reason following a “Change in Control” (as defined in each Employment Agreement and generally described below).

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If termination results from any of the foregoing, each NEO is entitled to all compensation earned and all benefits and reimbursements due through the date of termination. Additionally, if termination results from any of the reasons below, the NEO would be entitled to the following additional payments and/or benefits (as fully detailed in Potential Payments Upon Termination or Change in Control table presented below):

Reason for Termination	Potential Payment(s)
Disability	Long-term disability benefits pursuant to the terms of any long-term disability policy provided to similarly situated employees of the Company in which the NEO participates.
Termination by the Company without cause or resignation by the employee for good reason	Lump-sum payment of twice the NEO’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO breaches the restrictive covenants or becomes reemployed in the two-year period following his or her termination.
Termination by the Company without cause or resignation by the employee for good reason within 12 months following a change in control, a so-called “double trigger” provision	Lump-sum payment of three times the NEO’s base salary and target annual incentive.
Company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO becomes reemployed in the two-year period following his or her termination.
Each Employment Agreement generally defines “cause” as an NEO’s:
•material breach of the non-competition, non-solicitation and confidentiality provisions of the NEO’s Employment Agreement;
•commission of a criminal act by the NEO against the Company, including but not limited to fraud, embezzlement or theft;
•conviction or plea of no contest or nolo contendre to a felony or any misdemeanor that may result in a term of imprisonment greater than one year; or
•failure or refusal to carry out, or comply with, in any material respect, any lawful directive of the Board that is not cured within 30 days after the receipt of written notice from the Company.
“Good reason” for an NEO’s resignation exists under each Employment Agreement if, among other things, the NEO’s base salary and/or annual target incentive opportunity is reduced, his or her duties are materially reduced, he or she is required to relocate to a work site more than 50 miles from his or her current work site or if the Company materially breaches a material provision of the NEO’s Employment Agreement and fails to cure such breach within 30 days of the receipt of written notice of the breach.
Each Employment Agreement generally defines a “change in control” as the occurrence of a “change in the ownership of the Company,” a “change in the effective control of the Company” or a “change in the ownership of a substantial portion of the Company’s assets” as defined in Treasury Regulation §§ 1.409A-3(i)(5)(v), (vi) and (vii), respectively. As described above, if an NEO is terminated without cause or resigns for good reason within 12 months following a “change in control,” the NEO would be entitled to all compensation earned and all benefits and reimbursements due through the date of termination, as well as a lump-sum payment equal to three times the NEO’s base salary, three times target annual incentive and Company-funded benefit continuation coverage for the NEO and eligible dependents for a period of two years, subject to forfeiture in the event the NEO becomes reemployed in the two-year period following his or her termination.
The foregoing descriptions of the terms of the Employment Agreements are qualified in their entirety by reference to the terms and conditions of such agreements that the Company has filed with the SEC.

54	MYR GROUP INC. | 2026 PROXY STATEMENT

“Change in control” is similarly defined in the LTIP. Under the terms of the long-term incentive plans, award agreements may provide for one or more of the following effects in connection with a change in control:
•the acceleration or extension of time periods for purposes of exercising, vesting in or realizing gain from any award granted under the LTIP;
•the waiver or modification of performance or other conditions related to the payment or other rights under an award;
•provision for the cash settlement of an award for an equivalent cash value, as determined by the Compensation Committee; or
•other modifications or adjustments to an award as the Compensation Committee deems appropriate to maintain and protect the rights and interests of plan participants upon or following a change in control.

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POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As described above under “Employment Agreements,” our NEOs have severance and change in control clauses in their Employment Agreements. The following table summarizes and quantifies the compensation that would have become payable to each current NEO upon termination or a change in control (and qualifying termination) on December 31, 2025, given the NEO’s compensation and service levels as of such date. The NEOs are not entitled to any additional compensation or benefits in the case of a termination (i) for cause by the Company or (ii) without good reason by the NEO.

		Termination due to Retirement(1)	Termination due to Death(2)	Termination due to Disability(3)	Termination without Cause or for Good Reason(4)	Termination without Cause or for Good Reason within 12 months following a Change in Control(5)
Name	Benefit	$	$	$	$	$
Richard S. Swartz	Severance pay(6)	—	—	416,538	4,180,000	6,270,000
	Welfare benefits	—	—	12,816	51,264	51,264
	Accelerated equity(7)	4,174,794	7,651,567	7,651,567	7,651,567	10,018,008
	Total	4,174,794	7,651,567	8,080,921	11,882,831	16,339,272
Kelly M. Huntington	Severance pay(6)	—	—	227,288	1,908,000	2,862,000
	Welfare benefits	—	—	9,522	38,088	38,088
	Accelerated equity(7)	—	1,369,341	1,369,341	1,369,341	2,486,750
	Total	—	1,369,341	1,606,151	3,315,429	5,386,838
Brian K. Stern	Severance pay(6)	—	—	214,846	1,764,000	2,646,000
	Welfare benefits	—	—	9,522	38,088	38,088
	Accelerated equity(7)	869,791	1,485,962	1,485,962	1,485,962	2,079,247
	Total	869,791	1,485,962	1,710,330	3,288,050	4,763,335
Don A. Egan	Severance pay(6)	—	—	214,846	1,764,000	2,646,000
	Welfare benefits	—		9,522	38,088	38,088
	Accelerated equity(7)	869,791	1,485,962	1,485,962	1,485,962	2,129,284
	Total	869,791	1,485,962	1,710,330	3,288,050	4,813,372
William F. Fry	Severance pay(6)	—	—	210,462	1,728,000	2,592,000
	Welfare benefits	—	—	9,522	38,088	38,088
	Accelerated equity(7)	—	1,553,054	1,553,054	1,553,054	2,059,146
	Total	—	1,553,054	1,773,038	3,319,142	4,689,234
(1)Upon the retirement of an NEO after reaching normal retirement age (defined as the earlier of age 62 or 55 years old and 10 years of service with the Company), outstanding performance shares will remain eligible to be earned on a prorated basis for the length of service completed, based on actual performance as determined at the conclusion of the applicable performance period.
(2)Upon the death of an NEO outstanding unvested Restricted Stock Units will become immediately vested in full and paid to their estate, and outstanding performance shares will remain eligible to be earned on a prorated basis for the length of service completed, based on actual performance as determined at the conclusion of the applicable performance period.
(3)Upon termination of an NEO due to disability, outstanding unvested Restricted Stock Units will become immediately vested in full, and outstanding performance shares will remain eligible to be earned on a prorated basis for the length of service completed, based on actual performance as determined at the conclusion of the applicable performance period. Severance pay values represent the amount of salary continuation and other benefits to which the NEO is entitled under the terms of our long-term disability policy for a period of 180 days from the date of termination due to long-term disability. After six months of salary continuation, as provided by us, the NEO will be eligible for benefits under the terms of our long-term disability insurance plan, which provides a benefit equal to 60% of the NEO’s monthly base salary (up to a maximum monthly benefit of $10,000 until age 65 or older, as defined in the plan).

56	MYR GROUP INC. | 2026 PROXY STATEMENT

(4)Represents the sum of (a) twice the sum of the NEO’s base salary and target annual incentive (for 2025, the target annual incentive was 120% of annual salary for Mr. Swartz, and, 80% of annual salary for Ms. Huntington and Messrs. Egan, Fry and Stern, (b) the estimated cost of two years of company-funded benefit continuation coverage for the NEO and eligible dependents under our welfare benefit plans in which the NEO is a participant and (c) the value of accelerated equity. Upon termination of an NEO by the Company without cause or by the NEO for good reason, outstanding unvested Restricted Stock Units will become immediately vested in full, and outstanding performance shares will remain eligible to be earned on a prorated basis for the length of service completed, based on actual performance as determined at the conclusion of the applicable performance period.
(5)Represents the sum of (a) three times the sum of the NEO’s base salary and target annual incentive (for 2025, the target annual incentive was 120% of annual salary for Mr. Swartz and, 80% of annual salary for Ms. Huntington and Messrs. Egan, Fry and Stern), (b) the estimated cost of two years of Company-funded benefit continuation coverage for the NEO and eligible dependents under our welfare benefit plans in which the NEO is a participant and (c) the value of accelerated equity. In accordance with the individual grant agreements, upon a change in control, outstanding unvested Restricted Stock Units will become immediately vested in full, and outstanding performance shares will vest at target.
(6)Severance pay includes the NEO’s base salary and target annual incentive applicable to the type of severance or change in control payment shown.
(7)Accelerated equity reflects the amount of compensation that each NEO would receive upon the accelerated vesting of any outstanding unvested stock-based awards as of the date of termination. Equity award agreements between the Company and a person who was an NEO at the time of the award contain an accelerated vesting clause. Equity awards made before an officer becomes an executive officer are not subject to a similar accelerated vesting clause and will be forfeited upon termination. The compensation amounts shown for performance shares outstanding as of December 31, 2025 assume target performance. Restricted Stock Unit and performance share amounts are calculated based on the closing market price per share of our common stock as reported on the Nasdaq on December 31, 2025, which was $218.50 per share. The compensation amounts for unvested Restricted Stock Units are calculated by multiplying the number of shares of unvested Restricted Stock Units times the closing market price. The compensation amounts for the unvested performance shares for retirement, death, disability, termination without cause or resignation for good reason are calculated by multiplying the target number of unvested performance shares by the closing price and then multiplying that amount by a proration factor equal to number of months the executive worked from date of grant to December 31, 2025, divided by the total number of months in the full vesting period for the performance shares. The compensation amounts for unvested performance shares for termination without cause or resignation for good reason within 12 months following a change of control is calculated by multiplying the target number of unvested performance shares by the market closing price on the date of termination.

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OUTSTANDING EQUITY AWARDS AT 2025 FISCAL YEAR END
The following table sets forth for each NEO outstanding equity awards as of the end of the 2025 fiscal year:

	STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Richard S. Swartz	03/23/23	3,039	(2)	664,022
	03/22/24	3,810	(2)	832,485
	03/21/25	9,063	(2)	1,980,266
	03/22/24				23,414	(3)	5,115,959
	03/21/25				36,460	(4)	7,966,510
Kelly M. Huntington	03/23/23	732	(2)	159,942
	03/22/24	869	(2)	189,877
	03/21/25	2,361	(2)	515,879
	03/22/24				5,340	(3)	1,166,790
	03/21/25				9,498	(4)	2,075,313
Brian K. Stern	03/23/23	286	(2)	62,491
	03/22/24	695	(2)	151,858
	03/21/25	2,125	(2)	464,313
	03/22/24				4,272	(3)	933,432
	03/21/25				8,548	(4)	1,867,738
Don A. Egan	03/23/23	515	(2)	112,528
	03/22/24	695	(2)	151,858
	03/21/25	2,125	(2)	464,313
	03/22/24				4,272	(3)	933,432
	03/21/25				8,548	(4)	1,867,738
William F. Fry	03/23/23	549	(2)	119,957
	03/22/24	695	(2)	151,858
	03/21/25	2,007	(2)	438,530
	03/22/24				4,272	(3)	933,432
	03/21/25				8,074	(4)	1,764,169
(1)The closing price per share of the Company’s common stock of $218.50 on December 31, 2025 was used to determine the market values shown in this column.
(2)The restricted stock unit awards granted on March 23, 2023, March 22, 2024, and March 21, 2025 vest ratably over a three-year period beginning on the first anniversary of the grant date. These awards are subject to certain clawback provisions.
(3)These performance share awards will cliff vest on December 31, 2026 and will be released in the first quarter of 2027 on the date the Compensation Committee determines the level of achievement of the performance goals. These awards are split between the achievement of certain specified levels of the Company’s ROIC as defined in the grant, the Company’s TSR compared to the TSR of a peer group of companies and the Company’s ESG score compared to the ESG score of a peer group of companies. Maximum award shown; ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based and ESG-based awards may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for each award is zero. These awards are subject to certain clawback provisions.
(4)These performance share awards will cliff vest on December 31, 2027 and will be released in the first quarter of 2028 on the date the Compensation Committee determines the level of achievement of the performance goals. These awards are split between the achievement of certain specified levels of the Company’s ROIC as defined in the grant, the Company’s TSR compared to the TSR of a peer group of companies and the Company’s ESG score compared to the ESG score of a peer group of companies. Maximum award values are shown: ROIC-based awards may be earned between threshold (50% of target) and maximum (200% of target) and TSR-based and ESG-based awards may be earned between threshold (25% of target) and maximum (200% of target), although the minimum payout for each award is zero. These awards are subject to certain clawback provisions.

58	MYR GROUP INC. | 2026 PROXY STATEMENT

2025 OPTION EXERCISES AND STOCK VESTED
The following table sets forth for each NEO the activity for vesting of stock awards during the year ended December 31, 2025. The Company has no remaining outstanding and exercisable options:

	Stock Awards
Name	Number of Shares Acquired On Vesting(1) (#)	Value Realized On Vesting(2) ($)
Richard S. Swartz	17,776	3,567,682
Kelly M. Huntington	3,525	763,324
Brian K. Stern	1,754	345,846
Don A. Egan	2,755	571,801
William F. Fry	3,270	651,951
(1)The amounts shown include Restricted Stock Units that vested on March 22, 2025 and March 23, 2025 and performance shares awarded in 2023 that vested on December 31, 2025. For the performance shares, final certification of results and distribution of shares occurred on February 18, 2026.
(2)The amounts shown are calculated based on the closing market price per share of our common stock on the date the shares were received.
2025 CEO PAY RATIO
We believe our compensation programs should be consistent and internally equitable. The following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the annual total compensation of our median employee.
Consistent with Instruction 2 to Item 402(u) of Regulation S-K, the applicable SEC rule, we may identify our median employee for purposes of providing pay ratio disclosure once every three years and calculate and disclose total compensation for that employee each year in the subsequent three-year period. For our 2025 pay ratio disclosure we updated our analysis of our employee population from 2022 and identified a new median employee using December 31, 2025 as the determination date, which date was within the last three months of our 2025 fiscal year.
We identified the median employee by calculating the salary or wages of each full-time, part-time, seasonal and temporary employee paid in 2025 through December 31st, 2025, ranking the salary or wages of all employees (excluding the CEO) from lowest to highest. We applied a Canadian to U.S. dollar exchange rate to the compensation elements paid in Canadian currency for our Canadian employees. In determining our median employee, we did not use any of the permitted exemptions. We also did not rely on any material assumptions, adjustments (e.g., cost-of-living adjustments), or estimates (e.g., statistical sampling) to identify our median employee or determine annual total compensation or any elements of annual total compensation for our CEO or our median employee.
The ratio between the pay of our CEO to the pay of our median employee is 81:1. The annual total compensation for our median employee for 2025 was $78,479. The annual total compensation of our CEO was $6,395,086. The difference between this annual total compensation and the annual total compensation found in “Executive Compensation Tables—2025 Summary Compensation Table” is due to the inclusion of nondiscriminatory health and welfare benefit plans that are not required to be included in the 2025 Summary Compensation Table.
The Company’s workforce includes employees whose periods of employment with the Company may vary depending on project timing and staffing needs. Changes in the number and mix of these employees during the year may affect the median employee calculation and cause the ratio to vary from year to year.

MYR GROUP INC. | 2026 PROXY STATEMENT	59

PAY VERSUS PERFORMANCE

YEAR (a)	Summary Compensation Table Total for PEO(1) (b)	Compensation Actually Paid to PEO(1)(2)(3) (c)	Average Summary Compensation Table Total for Non-PEO NEOs(1) (d)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2) (e)	Value of Initial Fixed $100 Investment Based On:			Net Income ($000) (h)	Pretax Income ($000) (i)
					Total Shareholder Return(3) (f)	New Peer Group Total Shareholder Return(3) (g)	Old Peer Group Total Shareholder Return(3) (g)
2025	$6,387,221	$14,409,469	$1,981,803	$3,732,104	$363.56	$517.35	$513.95	$118,416	$161,284
2024	4,261,579	1,820,348	1,210,024	792,124	247.54	349.19	347.21	30,263	46,493
2023	4,622,911	8,754,528	1,082,505	2,029,471	240.65	210.62	209.62	90,990	125,004
2022	4,248,395	2,318,204	1,555,649	866,918	153.19	152.31	151.53	83,381	114,204
2021	4,137,327	11,951,446	1,635,947	4,436,667	183.94	144.45	143.83	85,010	116,306
(1)Mr. Swartz served as our principal executive officer (“PEO”) for the full year for each of 2025, 2024, 2023, 2022 and 2021. For 2025, our non-PEO NEOs included Ms. Huntington and Messrs. Egan, Fry and Stern. For 2024 our non-PEO NEOs included Ms. Huntington and Messrs. Tod M. Cooper, Egan, Fry and Stern. For 2023 our non-PEO NEOs included Mses. Huntington and Betty R. Johnson and Messrs. Cooper, Egan, Fry and Jeffery J. Waneka. For each of 2022 and 2021 our non-PEO NEOs included Ms. Johnson and Messrs. Cooper, Fry and Waneka.
(2)For each of 2025, 2024, 2023, 2022 and 2021, the values included in this column for the compensation actually paid to our PEO and the average compensation actually paid to our non-PEO NEOs reflected the following adjustments to the values included in column (b) and column (d), respectively:

Richard S. Swartz	2025	2024	2023	2022	2021
Summary Compensation Table ("SCT") Total for PEO (b)	$6,387,221	$4,261,579	$4,622,911	$4,248,395	4,137,327
- SCT “Stock Awards” column value	(3,837,846)	(3,286,421)	(2,654,850)	(2,268,882)	(1,899,867)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	9,136,272	2,230,272	3,356,782	2,209,840	4,290,165
[+/-] change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	2,016,680	(743,741)	1,536,204	(843,833)	3,513,544
[+/-] change in fair value of equity awards granted in prior years that vested in the covered year	707,142	(641,341)	1,893,481	(1,027,316)	1,910,277
Compensation Actually Paid to PEO (c)	14,409,469	1,820,348	8,754,528	2,318,204	11,951,446

Average For Non-PEO NEOs	2025	2024	2023	2022	2021
Average SCT Total for Non-PEO NEOs (d)	$1,981,803	$1,210,024	$1,082,505	$1,555,649	1,635,947
- SCT “Stock Awards” column value	(912,319)	(549,651)	(386,520)	(581,054)	(568,595)
+ year-end fair value of equity awards granted in the covered year that are outstanding and unvested as of the covered year-end	2,171,764	358,601	733,059	565,901	1,283,965
[+/-] change in fair value of equity awards granted in prior years that are outstanding and unvested as of the covered year-end	373,770	(122,701)	259,186	(308,884)	1,262,819
[+/-] change in fair value of equity awards granted in prior years that vested in the covered year	117,086	(104,149)	341,241	(364,694)	822,531
Average Compensation Actually Paid to Non-PEO NEOs (e)	3,732,104	792,124	2,029,471	866,918	4,436,667

60	MYR GROUP INC. | 2026 PROXY STATEMENT

(3)For each of 2025, 2024, 2023, 2022 and 2021, total shareholder return for the Company and the peer group was calculated as the yearly percentage change in cumulative total shareholder return based on a deemed fixed investment of $100 at market close on December 31, 2020. The yearly percentage change in cumulative total shareholder return was measured as the quotient of (a) the sum of (i) the cumulative amount of dividends for the period from December 31, 2020 through and including the last day of the covered fiscal year (the “Measurement Period”), assuming dividend reinvestment, plus (ii) the difference between stock price per share at the end and the beginning of the Measurement Period, divided by (b) stock price per share at the beginning of the Measurement Period. For purposes of this pay versus performance disclosure, our peer group is the same peer group used for purposes of the performance graph included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021. For 2024, 2023, 2022, and 2021, this group included eleven companies: Astec Industries Inc, Comfort Systems USA Inc., Dycom Industries Inc, EMCOR Group Inc., Granite Construction Incorporated, IES Holdings Inc., MasTec Inc., Matrix Service Company, Primoris Services Corp., Quanta Services Inc. and Tetra Tech Inc. (the “Old Peer Group”). Based on recommendations from Mercer, who acts as the Company’s compensation consultant, in 2025 the Company removed Matrix Service Company (“Matrix”) from our peer group to better align our peer group with MYR Group’s financial size. For 2025 our new peer group consists of ten companies: Astec Industries Inc, Comfort Systems USA Inc., Dycom Industries Inc, EMCOR Group Inc., Granite Construction Incorporated, IES Holdings Inc., MasTec Inc., Primoris Services Corp., Quanta Services Inc. and Tetra Tech Inc. (the “New Peer Group”). For purposes of calculating the New Peer Group and Old Peer Group total shareholder return, the returns of each component issuer of the group were weighted according to the respective issuers’ stock market capitalization at the beginning of the Measurement Period Because fiscal years are presented in the table in reverse chronical order (from top to bottom), the table should be read from bottom to top for purposes of understanding cumulative returns over time.
Pay Versus Performance Relationship Descriptions
The following graphical comparisons provide descriptions of the relationships between certain figures included in the Pay Versus Performance table for each of 2025, 2024, 2023, 2022 and 2021, including: (a) comparisons between (i) the compensation actually paid to the PEO and the average compensation actually paid to our non-PEO NEOs and (ii) each of Total Shareholder Return, Net Income and Pretax Income; and (b) a comparison between our cumulative total shareholder return and the total shareholder return of the New Peer Group and Old Peer Group.

Relationship Between Compensation Actually Paid and Total Shareholder Return

$18.0
$12.0
$6.0
$—
Compensation Actually Paid ($ Millions)
$900.00
$600.00
$300.00
$—
Total Shareholder Return
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Total Shareholder Return
New Peer Group Total Shareholder Return
Old Peer Group Total Shareholder Return

MYR GROUP INC. | 2026 PROXY STATEMENT	61

Relationship Between Compensation Actually Paid and Net Income

$18.0
$12.0
$6.0
$—
Compensation Actually Paid ($ Millions)
$130.0
$120.0
$110.0
$100.0
$90.0
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
Net Income ($Millions)
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Net Income ($ Millions)

Relationship Between Compensation Actually Paid and Pretax Income

Compensation Actually Paid ($ Millions)
$18.0
$12.0
$6.0
$—
Pretax Income ($ Millions)
$300.0
$200.0
$100.0
$—
2021
2022
2023
2024
2025
Compensation Actually Paid to PEO ($ Millions)
Average Compensation Actually Paid to Non-PEO NEOs ($ Millions)
Pretax Income ($ Millions)

The following table lists the three financial and two non-financial performance measures that we believe represent the most important performance measures used to link compensation actually paid to our PEO and non-PEO NEOs for 2025 to our performance:

Pretax Income
Total Case Incident Rate
Lost Time Incident Rate
Return On Invested Capital
Total Shareholder Return

62	MYR GROUP INC. | 2026 PROXY STATEMENT

PROPOSAL 2. ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADVISORY APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.
As required under Section 14A of the Exchange Act, we are asking shareholders to approve an advisory resolution on the compensation of our NEOs as reported in this Proxy Statement. At our 2023 annual meetings, shareholders voted to hold an advisory vote on executive compensation on an annual basis. Based on the Board’s recommendation and the voting results, we determined that future say-on-pay votes will be held every year (with the next one occurring in 2027) until the next advisory vote on the frequency of such advisory votes in 2029.
As described in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation Committee has designed our executive compensation program to align each NEO’s compensation with our short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain the NEOs who are crucial to our success. We urge shareholders to read the “Compensation Discussion and Analysis” and the related tables and narratives, which describe in more detail how our NEO compensation policies and procedures operate and how they achieve our compensation objectives. All of this information provides detailed discussion and analysis of the compensation of our NEOs including the following:
•We pay for performance.   We align executive compensation with short- and long-term Company-wide, business unit and individual performance. Generally, we target about half of our NEO compensation as performance-based compensation. In 2025, we exceeded our pretax financial performance goal resulting in annual cash incentive payouts above target for financial performance under the MIP. Additionally, we exceeded our targets for our total case incident rate safety performance goals, resulting in above target annual cash incentive payouts for this safety performance under the MIP. For our lost time incident rate safety performance goal we were above threshold but below target, resulting in below target annual cash incentive payouts for this safety performance goal under the MIP. The aggregate ROIC performance for the three years ended December 31, 2025, 2024 and 2023 resulted in a payout of 111.9%, which was above target but below maximum for ROIC grants made in 2023. The three-year 2023 TSR performance ranked at the 31st percentile, which was above threshold but below target, therefore 44.2% of the target number of TSR performance shares were earned for grants made in 2023.
•We have compensation practices that encourage leadership, decision-making and actions that are aligned with our short- and long-term goals without taking inappropriate or unnecessary risks.   The practices are discussed in detail in the “Compensation Discussion and Analysis” and include:
◦stock ownership guidelines for directors and executive officers;
◦a long-standing insider trading policy, which prohibits, among other activities, the pledging of and hedging transactions with respect to our common stock;
◦a practice of offering limited executive officer perquisites; and
◦regular review of the risk profile of our compensation programs and the inclusion of significant risk mitigators in those programs, such as stock holding requirements, clawback policy and caps on incentive awards.
•The Compensation Committee acts prudently in making decisions.   All members of the Compensation Committee are independent directors. The Compensation Committee has established a thorough process for the review and approval of compensation program design, practices and amounts awarded to our executive officers. The Compensation Committee engaged and received advice from an independent, third-party compensation consultant, and, using that advice, selected a peer group of companies to compare to our NEOs’ compensation.

MYR GROUP INC. | 2026 PROXY STATEMENT	63

We ask our shareholders to participate annually in this review and indicate their support for our NEO compensation set forth in this Proxy Statement. This proposal, commonly known as a “Say-on-Pay” proposal, gives our shareholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. We are asking our shareholders to vote “FOR” the following resolution at the 2026 Annual Meeting:
“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” the 2025 Summary Compensation Table and the other related tables and disclosures.”
The Say-on-Pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or the Board. The Board and the Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEO compensation as disclosed in this Proxy Statement, we expect to consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

64	MYR GROUP INC. | 2026 PROXY STATEMENT

AUDIT COMMITTEE MATTERS
COMMITTEE INDEPENDENCE AND RESPONSIBILITIES
The Board established the standing Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The Board has determined that each member of the Audit Committee is financially literate and that each of Messrs. Hartwick and Karna and Mses. Lowry and Richard qualifies as an “audit committee financial expert” within the meaning of SEC regulations and is independent as required by the Nasdaq’s listing standards and Rule 10A-3 of the Exchange Act. None of the Audit Committee members have participated in the preparation of our financial statements during the past three years.
The Board values the integrity of MYR Group’s financial statements and internal controls. The Audit Committee is responsible for assisting the Board in monitoring the integrity of MYR Group’s financial statements, MYR Group’s compliance with legal and regulatory requirements and the independence and performance of MYR Group’s internal and external auditors. Pursuant to its charter, the Audit Committee performs, among other tasks, the following duties to represent and assist the Board in its oversight of the Company’s financial statements:
•reviews the audit plans and findings of our independent registered public accounting firm and our internal audit staff, as well as the results of regulatory examinations and reviewing management’s corrective action plans where necessary;
•reviews our financial statements, including any significant financial items, discussions on key estimates within our financial statements and/or changes in accounting policies, with our senior management and independent registered public accounting firm;
•reviews our financial risk and control procedures, compliance programs and significant tax, legal and regulatory matters;
•appoints annually our independent registered public accounting firm, evaluates its independence and performance and sets clear hiring policies for employees or former employees of the independent registered public accounting firm;
•reviews periodic reports from management on cyber security measures, security controls, data privacy and security initiatives; and
•meets with the Company’s internal audit department on a quarterly basis. The Company’s internal audit department reports directly to the Audit Committee and assesses and enforces the Company’s internal accounting control structure and policies to ensure that the Company’s financial condition and results are accurately reported in the Company’s public financial statements.
The Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by the Company. The Audit Committee encourages employees and outsiders to report concerns about our accounting controls, auditing matters or anything else that appears to involve financial or other wrongdoing. To report such matters, you should call the Company’s Anonymous Incident Reporting System. All complaints received are confidential and anonymous and will be retained for the Company’s records. At least annually, the Audit Committee reviews the Company’s disclosure controls and procedures and its charter. During this review, the Audit Committee analyzes its responsibilities and progress as well as ensuring that these documents comply with current regulatory requirements.
PRE-APPROVAL POLICIES
Consistent with the requirements of the SEC and the U.S. Public Company Accounting Oversight Board (“PCAOB”) regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established procedures to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

MYR GROUP INC. | 2026 PROXY STATEMENT	65

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before we engage the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decision to the Audit Committee at its next scheduled meeting. All services provided by our independent registered public accounting firm for fiscal 2025, as described below, were approved by the Audit Committee in accordance with the foregoing pre-approval policies and procedures.
INDEPENDENT AUDITOR’S FEES
MYR Group’s financial statements for the year ended December 31, 2025 were audited by Crowe, an independent registered public accounting firm. Aggregate fees paid for professional services rendered by Crowe, for 2025 and 2024, were as follows:

	2025	2024
Audit Fees	$1,270,877	$1,322,962
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,270,877	$1,322,962
In the above table, in accordance with the SEC rules, “Audit Fees” are fees that we paid for the audit of our annual financial statements included in the 2025 Form 10-K, review of financial statements included in Quarterly Reports on Form 10-Q and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.
“Audit-Related Fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting. “Tax Fees” are fees for tax compliance, tax advice and tax planning.
AUDIT COMMITTEE REPORT FOR THE YEAR ENDED DECEMBER 31, 2025
As part of our activities, we reviewed and discussed MYR Group’s audited financial statements with management. Additionally, we received Crowe’s written disclosures and letter dated February 25, 2026, as required by the applicable requirements of the PCAOB, regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and have discussed with Crowe their independence. We also reviewed and discussed with Crowe the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Based upon this review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our 2025 Annual Report on Form 10-K.

Audit Committee:	Jennifer E. Lowry, Chair Kenneth M. Hartwick Ajoy H. Karna Aurelie P. Richard
The information contained in the above Audit Committee Report for the Year Ended December 31, 2025 shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act, or the Exchange Act, as amended, except to the extent that MYR Group specifically incorporates it by reference in such filing.

66	MYR GROUP INC. | 2026 PROXY STATEMENT

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
OUR BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF CROWE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
The Audit Committee is responsible for the selection, retention, termination and oversight of our independent auditors.
The Audit Committee appointed Crowe as our independent auditors for the fiscal year ending December 31, 2026. The Audit Committee and the Board are requesting, as a matter of policy, that shareholders ratify the appointment of Crowe as our independent auditors. The Board and the Audit Committee are not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for such rejection. Even if the appointment is ratified, the Audit Committee may direct the appointment of a different independent auditor at any time.
We expect that representatives of Crowe will be present at the 2026 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and they will be available to respond to appropriate questions from shareholders.

MYR GROUP INC. | 2026 PROXY STATEMENT	67

OTHER MATTERS THAT MAY BE PRESENTED AT THE 2026 ANNUAL MEETING
Neither the Board nor management knows of any business, other than that described in this Proxy Statement, that may be presented for action at the 2026 Annual Meeting. If any other matters properly come before the meeting, your proxy authorizes the persons named as proxies to vote on such matters in accordance with the Board’s recommendation or, if no recommendation is given, in accordance with the proxies’ best judgment.

68	MYR GROUP INC. | 2026 PROXY STATEMENT

OWNERSHIP OF EQUITY SECURITIES
The following table shows the number of shares of MYR Group common stock beneficially owned (as defined in accordance with Rule 13d-3 under the Exchange Act) by each director and NEO named in the Summary Compensation Table as of, February 27, 2026, as well as the number of shares beneficially owned by all of our directors and executive officers as a group. None of the common stock owned by these individuals is subject to any pledge. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

Name of Beneficial Owner	Common Stock	Restricted Stock Units(1)	Total Beneficial Ownership	Percentage(2)
Named Executive Officers and Directors
Richard S. Swartz	158,539	7,965	166,504	1.1%
Kelly M. Huntington	5,565	1,953	7,518	*
Brian K. Stern	3,450	1,341	4,791	*
Don A. Egan	6,953	1,570	8,523	*
William F. Fry	15,958	1,565	17,523	*
Bradley T. Favreau	14,210	1,160	15,370	*
Kenneth M. Hartwick	22,260	1,657	23,917	*
Ajoy H. Karna	2,970	1,160	4,130	*
Jennifer E. Lowry	10,659	1,160	11,819	*
Donald C.I. Lucky	19,648	1,160	20,808	*
Shirin S. O'Connor	6,060	1,160	7,220	*
Aurelie P. Richard	—	758	758	*
All executive officers and directors as a group (12 persons).	266,272	22,609	288,881	1.9%
*    Percentage less than 1% of outstanding common stock.
(1)This column reflects shares of common stock that could be acquired by the vesting of Restricted Stock Units held by the NEOs and Directors within 60 days of February 27, 2026.
(2)Based on 15,540,073 shares of common stock of MYR Group issued and outstanding as of February 27, 2026.
The following table displays information about persons known to us to be the beneficial owners of 5% or more of our issued and outstanding common stock as of February 27, 2026.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock(1)
BlackRock, Inc. •50 Hudson Yards New York, NY 10001	2,511,038	(2)	16.2%
The Vanguard Group •100 Vanguard Blvd. Malvern, PA 19355	1,260,930	(3)	8.1%
Wellington Management Company LLP •280 Congress Street Boston MA 02210	1,021,293	(4)	6.6%
(1)The percent of common stock is calculated by dividing the amount of beneficial ownership by 15,540,073 shares of common stock of MYR Group issued and outstanding as of February 27, 2026.
(2)Based on the most recent Schedule 13G/A filed by BlackRock, Inc. with the SEC on April 30, 2025, BlackRock, Inc. stated that, of the 2,511,038 shares beneficially owned as of March 31, 2025, it had sole voting power with respect to 2,491,420 shares, sole dispositive power with respect to 2,511,038 shares and shared voting and dispositive power with respect to none of the shares.

MYR GROUP INC. | 2026 PROXY STATEMENT	69

(3)Based on the most recent Schedule 13G/A filed by The Vanguard Group with the SEC on February 13, 2024, The Vanguard Group stated that, of the 1,260,930 shares beneficially owned as of December 31, 2023, it had shared voting power with respect to 30,146 shares, sole dispositive power with respect to 1,216,221 shares and shared dispositive power with respect to 44,709 shares.
(4)Based on the most recent Schedule 13G filed by Wellington Management Company LLP with the SEC on February 10, 2026, The Wellington Management Company LLP stated that, of the 1,021,293 shares beneficially owned as of December 31, 2025, it had shared voting power with respect to 578,060 shares and shared dispositive power with respect to 1,021,293 shares.

70	MYR GROUP INC. | 2026 PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE 2026 ANNUAL MEETING AND VOTING
WHY AM I RECEIVING THESE PROXY SOLICITATION MATERIALS?
We are providing you these materials in connection with the Board’s solicitation of proxies to be voted at our 2026 Annual Meeting. These materials provide information regarding the voting procedures and the matters to be voted on at the 2026 Annual Meeting. We began making these materials available on or about March 4, 2026, to all shareholders entitled to vote at the 2026 Annual Meeting.
In addition, copies of the 2025 Form 10-K and this Proxy Statement will be sent free of charge to any shareholder who sends a written request to Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241 or by calling 303-286-8000.
WHO IS ENTITLED TO VOTE AT THE 2026 ANNUAL MEETING?
The Board established February 27, 2026 as the record date (the “Record Date”) for the 2026 Annual Meeting. Shareholders owning our common stock at the close of business on the Record Date are entitled to receive notice of the 2026 Annual Meeting and vote their shares at the 2026 Annual Meeting. At the close of business on the Record Date, 15,540,073 shares of our common stock were outstanding and entitled to vote. Each share is entitled to one vote on each matter to be voted upon at the 2026 Annual Meeting.
WHAT VOTE IS REQUIRED FOR EACH PROPOSAL?
With respect to the election of directors, you may vote FOR, vote AGAINST or vote to ABSTAIN with respect to each of the nominees. Our By-Laws provide for a majority of votes cast standard in uncontested director elections as will be held at the 2026 Annual Meeting. The By-Laws provide that a director nominee in an uncontested election will be elected if the number of shares voted FOR the director’s election exceeds 50% of the number of votes cast on the issue of that director’s election (including votes FOR or votes AGAINST but excluding any votes to ABSTAIN or broker non-votes). If a director in an uncontested election fails to receive the required number of votes for re-election in an uncontested election, the director is expected to tender his or her resignation for prompt consideration by the Board. A director whose resignation is under consideration is expected to abstain from participating in any decision regarding that resignation. The NESG Committee and the Board may consider any factors they deem relevant in deciding whether to accept or reject a director’s resignation.
You may vote FOR, vote AGAINST or vote to ABSTAIN with respect to the advisory approval of the compensation of the Company's NEOs, and the ratification of the appointment of our independent registered public accounting firm. In order to be approved, each of these two proposals require the affirmative FOR vote of a majority of those shares present (either in person or represented by proxy) and entitled to vote on those proposals. Any ABSTAIN vote will have the same effect as a vote AGAINST a matter.
WHAT EFFECT DO BROKER NON-VOTES HAVE ON THE PROPOSALS?
A broker is entitled to vote shares held for a beneficial holder on “routine” matters without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on “non-routine” proposals, such as the election of directors. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. Consequently, if your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct your broker as to how to vote on Proposals 1 and 2, the broker may not exercise discretion to vote FOR or AGAINST such proposal. With respect to Proposal 3, the broker may exercise its discretion to vote FOR or AGAINST that proposal in the absence of your instruction. We strongly encourage you to instruct your bank or broker on how you would like to vote so your vote can be counted on all proposals.

MYR GROUP INC. | 2026 PROXY STATEMENT	71

HOW WILL MY SHARES BE VOTED?
Your shares will be voted as you direct if you vote by completing, signing and returning the provided proxy card, vote by via internet or vote by telephone. If you sign and return the provided proxy card but do not specify how you would like your shares voted, they will be voted in accordance with the Board’s recommendations on all matters or, if no recommendation is given, in accordance with the proxies’ best judgment.
WHAT IS THE QUORUM REQUIREMENT?
A quorum of shareholders is necessary to validly hold the 2026 Annual Meeting. A quorum will be present if at least a majority of our shares that are issued and outstanding and entitled to vote on the Record Date are represented at the 2026 Annual Meeting, either in person or by proxy. Abstentions and broker non-votes (i.e., when a shareholder does not provide voting instructions to their broker or nominee) will count for purposes of determining whether a quorum exists.
HOW DO I VOTE?
Voting Before the 2026 Annual Meeting
If you hold shares of the Company’s common stock in your own name (known as ownership “of record”) on the books of our transfer agent, you are a registered shareholder. If a broker, bank or other nominee holds your shares (also known as ownership in “street name”), you are a beneficial owner. Registered shareholders and beneficial owners may vote their shares in advance of the 2026 Annual Meeting using one of the following methods:
•By Mail: Complete, sign, date and return (in the postage-paid envelope provided) your proxy card or voting instruction form;
•By Internet: Go to www.proxyvote.com and follow the instructions – you will need the 16-digit control number included on your proxy card or voting instruction form; or
•By Telephone: Call (800) 690-6903 and following the recorded instructions – you will need the 16-digit control number included on your proxy card or voting instruction form.
Voting During the 2026 Annual Meeting
Registered shareholders and beneficial owners may also vote online during the 2026 Annual Meeting. You will need the 16-digit control number included on your proxy card or voting instruction form to log in to the virtual meeting platform at virtualshareholdermeeting.com/MYRG2026. Voting electronically online during the 2026 Annual Meeting will replace any previous votes with respect to the shares voted during the 2026 Annual Meeting.
CAN I CHANGE MY VOTE?
If you would like to change your vote after submitting your proxy and prior to the 2026 Annual Meeting, you can revoke your proxy and change your proxy instructions by (a) signing and submitting another proxy card with a later date, (b) voting online during the 2026 Annual Meeting, or (c) entering a new vote on the internet or by telephone. Alternatively, you may provide a written statement of your intention to revoke your proxy to our Secretary prior to the 2026 Annual Meeting at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241. If your shares are held in street name (i.e., your shares are held in an account through your broker), you should contact your bank or broker for specific instructions on how to change your vote.

72	MYR GROUP INC. | 2026 PROXY STATEMENT

WHAT IF I WISH TO ATTEND THE 2026 ANNUAL MEETING?
You are entitled to attend and participate virtually in the 2026 Annual Meeting only if you were a shareholder on the Record Date. To attend and participate in the 2026 Annual Meeting on April 23, 2026, visit virtualshareholdermeeting.com/MYRG2026 and enter the 16-digit control number included on your proxy card or voting instruction form. The 2026 Annual Meeting will begin promptly at 8:00 a.m. Mountain time. We encourage you to access the 2026 Annual Meeting prior to the start time.
Online check-in will begin at 7:45 a.m. Mountain time. Even if you wish to attend and participate in the 2026 Annual Meeting, we urge you to cast your vote as soon as possible using one of the methods outlined in this Proxy Statement. If you choose to vote online during the 2026 Annual Meeting, it will revoke any previous proxy or vote submitted with respect to the shares voted during the 2026 Annual Meeting.
WHO WILL BEAR THE COST OF SOLICITING VOTES FOR THE 2026 ANNUAL MEETING?
MYR Group bears the cost of soliciting your vote. In addition to mailing the Notice of Meeting or set of proxy materials, our Directors, officers or employees may solicit proxies or votes in person, by telephone or by electronic communication. They will not receive any additional compensation for these solicitation activities. We may enlist the help of banks and brokerage houses in soliciting proxies from their customers and reimburse the banks and brokerage houses for related out-of-pocket expenses. We retained Sodali & Co. to aid in soliciting votes for the 2026 Annual Meeting for a total fee of approximately $10,000 plus reasonable expenses.
I RECEIVED ONLY ONE SET OF PROXY MATERIALS. IS IT POSSIBLE TO OBTAIN DUPLICATES?
Unless you advised otherwise, if you hold your shares in street name and you and other residents at your mailing address share the same last name and also own shares of our common stock in an account at the same broker, bank or other nominee, we delivered a single Notice of Meeting or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Shareholders who participate in householding will continue to receive separate voting instruction forms. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Meeting, proxy statement, or 2025 Form 10-K to a shareholder at a shared address to which a single copy of the materials was delivered. A shareholder who wishes to receive a separate copy of the Notice of Meeting or proxy materials for the 2026 Annual Meeting or for future meetings should submit this request by contacting Sodali & Co., our proxy solicitor for the 2026 Annual Meeting, by email at myrteam@sodali.com, in writing at 470 West Avenue, Suite 3000, Stamford, CT 06902 or by calling 1-800-662-5200. If you would like to opt out of householding, please contact your broker, bank or other nominee. Beneficial owners sharing an address who are receiving multiple copies of the proxy materials and who wish to receive a single copy of these materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.
If you are a registered shareholder, we sent you and each registered shareholder at your address a separate Notice of Meeting or set of proxy materials.
WHO COUNTS THE VOTE?
As the appointed independent tabulator, Broadridge Financial Solutions, Inc. will receive the proxies and tabulate the votes cast. Broadridge Financial Solutions, Inc. will act as the independent inspector of election and will certify the results. Your vote will not be disclosed to our Directors, officers or employees, except (a) as necessary to meet legal requirements and to assert or defend claims for or against us; (b) in the case of a contested proxy solicitation; (c) if you provide a comment with your proxy or otherwise communicate your vote to us or (d) as necessary to allow the independent inspector of election to certify the results.
HOW DO I FIND OUT THE VOTING RESULTS?
Voting results will be included in a Current Report on Form 8-K to be filed with the SEC after the 2026 Annual Meeting. This Form 8-K will also be available on our website at www.myrgroup.com.

MYR GROUP INC. | 2026 PROXY STATEMENT	73

2027 ANNUAL MEETING OF SHAREHOLDERS
SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2027 ANNUAL MEETING
Under our By-Laws, a shareholder may nominate a candidate for election as a director or propose business for consideration at an annual meeting of shareholders by delivering written notice that contains certain required information to our Corporate Secretary. We must receive this written notice not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of shareholders. However, if the annual meeting is called for a date that is not within 30 days of such anniversary, we must receive shareholder proposal submissions no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or other public disclosure was made, whichever occurs first. Accordingly, to be considered at the 2027 Annual Meeting of Shareholders, we must receive a shareholder’s written notice of nomination or proposal on or after December 24, 2026 and not later than January 23, 2027.
In addition to satisfying the requirements under our By-Laws, to comply with the universal proxy rules shareholders who intend to solicit proxies in support of director nominees other than MYR Group’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that such shareholder intends to solicit the holders of shares representing at least 67% of the voting power of the Company’s shares entitled to vote on the election of directors in support of director nominees other than MYR Group’s nominees), which notice must be postmarked or transmitted electronically to us at our principal executive office no later than 60 calendar days prior to the anniversary date of the immediately preceding annual meeting of shareholders (for the 2027 Annual Meeting, no later than February 22, 2027). However, if the date of the 2027 Annual Meeting is changed by more than 30 calendar days from such anniversary, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 Annual Meeting or the 10th calendar day following the day on which public announcement of the date of the 2027 Annual Meeting is first made.
Under SEC Rule 14a-8, a shareholder may submit a proposal for possible inclusion in a proxy statement for an annual meeting of shareholders by submitting the proposal and other required information to our principal executive offices. We must receive the proposal no later than 120 calendar days before the one-year anniversary date of our proxy statement being released to shareholders for the previous year’s annual meeting. If we change the date of an annual meeting by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we print and send our proxy materials for the annual meeting. Accordingly, to be considered for inclusion in our 2027 proxy statement, we must receive a shareholder’s submission of a proposal on or before November 4, 2026.
Shareholder proposals must be sent to our Secretary at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241. For additional information about the shareholder proposal submission process, please see our By-Laws which are available on the Investors page of our website at www.myrgroup.com, under “Corporate Governance.”
2025 ANNUAL REPORT AND SEC FILINGS
Our financial statements for the fiscal year ended December 31, 2025 are included in our 2025 Form 10-K. Our 2025 Form 10-K and this Proxy Statement are posted on our website at www.myrgroup.com and are available from the SEC at its website at www.sec.gov. If you do not have access to the internet or have not received a copy of our 2025 Form 10-K, you may request a copy of it without charge by writing to our Secretary, at MYR Group Inc., 12121 Grant Street, Suite 610, Thornton, CO 80241.

By Order of the Board of Directors

March 4, 2026
William F. Fry
Senior Vice President,
Chief Legal Officer and Secretary

74	MYR GROUP INC. | 2026 PROXY STATEMENT

APPENDIX A
PROXY CARD

MYR GROUP INC.
ATTN: CORPORATE SECRETARY
12121 GRANT STREET
SUITE 610
THORNTON, CO 80241

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on April 22, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MYRG2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on April 22, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V83779-P41761

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MYR GROUP INC.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

	For	Against	Abstain
1. ELECTION OF EIGHT DIRECTOR NOMINEES FOR ONE-YEAR TERMS.			
1a. Bradley T. Favreau	☐	☐	☐
1b. Kenneth M. Hartwick	☐	☐	☐
1c. Ajoy H. Karna	☐	☐	☐
1d. Jennifer E. Lowry	☐	☐	☐
1e. Donald C.I. Lucky, KC	☐	☐	☐
1f. Shirin S. O'Connor	☐	☐	☐
1g. Aurelie P. Richard	☐	☐	☐
1h. Richard S. Swartz	☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted as directed or, if no direction is given, will be voted "FOR" each of the nominees named in Proposal 1 and "FOR" proposals 2 and 3. The Proxies are hereby authorized to vote in accordance with their best judgment on any other matter that may properly come before the 2026 Annual Meeting or any postponements or adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

MYR GROUP INC. | 2026 PROXY STATEMENT	75

The Board of Directors of

MYR GROUP INC.

Cordially invites you to attend the

2026 Annual Meeting of Shareholders Thursday, April 23, 2026

8:00 a.m. Mountain Time

held virtually at www.virtualshareholdermeeting.com/MYRG2026

Important Notice Regarding the Availability of Proxy Materials for the 2026 Annual Meeting of Shareholders to be held on April 23, 2026:
The MYR Group Inc. Notice of Annual Meeting, Proxy Statement, and 2025 Annual Report to Shareholders on Form 10-K are available at http://investor.myrgroup.com

V83780-P41761

MYR GROUP INC.
REVOCABLE PROXY FOR THE MYR GROUP INC.
2026 ANNUAL MEETING OF SHAREHOLDERS ON APRIL 23, 2026
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned Shareholder of MYR Group Inc. (the "Corporation") hereby appoints Richard S. Swartz, William F. Fry and Kelly M. Huntington (the "Proxies"), and each of them, with the full power of substitution to vote all shares of the Corporation which the undersigned is entitled to vote at the 2026 Annual Meeting of Shareholders of the Corporation to be held virtually at www.virtualshareholdermeeting.com/MYRG2026 on Thursday, April 23, 2026 at 8:00 a.m. Mountain Time, or at any postponements or adjournments thereof, with all the powers the undersigned would possess, as if the undersigned was present personally at the 2026 Annual Meeting or any postponements or adjournments thereof, upon the proposals on the reverse side and on such other matters as may properly come before the 2026 Annual Meeting. This proxy revokes all prior proxies given by the undersigned shareholder.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on reverse side)

76	MYR GROUP INC. | 2026 PROXY STATEMENT

APPENDIX B
2025, 2024 AND 2023 RETURN ON INVESTED CAPITAL (“ROIC”)
ROIC is not recognized under GAAP, and is a key metric used by management to determine our executive compensation. We define ROIC as return divided by average invested capital, where return (net income plus interest, net of taxes, plus amortization, net of taxes, less dividends) is divided by the average of invested capital (funded debt less cash and marketable securities plus total stockholders’ equity) at the beginning and end of each calendar year in the performance period, computed as follows:

ROIC =	Net Income + ((Interest + Amortization) x (1–Tax Rate))–Dividends
Average of (Funded Debt – Cash and Marketable Securities + Total Shareholders’ Equity) at the beginning and the end of each performance year in the period
ROIC is calculated for each of the years ended December 31, 2025, 2024 and 2023, and average of those years is computed as follows:

	2025	2024	2023
Net income	$118,416	$30,263	$90,990
Plus: Net Interest	4,925	6,110	4,051
Plus: Amortization of Intangible Assets	4,818	4,869	4,907
Less: Tax on Interest and Amortization	(2,592)	(3,832)	(2,437)
Less: Dividends	—	—	—
Return	$125,567	$37,410	$97,511

	2025	2024	2023	2022
Shareholders' equity	$660,423	$600,360	$651,202	$560,200
Plus: total funded debt	59,037	74,381	36,241	40,553
Less: cash and cash equivalents	(150,156)	(3,464)	(24,899)	(51,040)
Invested Capital	569,304	671,277	662,544	549,713
Average Invested Capital	$620,291	$666,911	$606,129

	Three Year Average (2025, 2024, 2023)	2025	2024	2023
ROIC	13.98%	20.24%	5.61%	16.09%

MYR GROUP INC. | 2026 PROXY STATEMENT	77